                           $30,000,000

                        DOLLAR EQUIVALENT

                  MULTICURRENCY CREDIT FACILITY

                               FOR

                     VARI-LITE HOLDINGS, INC.

                               AND

                    ITS WORLDWIDE SUBSIDIARIES

                           PROVIDED BY

                  BROWN BROTHERS HARRIMAN & CO.

                          NBD BANK, N.A.

                           COUTTS & CO.

                        TRUST COMPANY BANK

                               AND

                      COMERICA BANK -- TEXAS

                            AS LENDERS

                               AND

                  BROWN BROTHERS HARRIMAN & CO.

                             AS AGENT


                          MARCH 31, 1994

                        TABLE OF CONTENTS

                                                             Page

1.   CERTAIN DEFINITIONS; USAGE
     1.1.   Definitions . . . . . . . . . . . . . . . . . . . .  1
     1.2.   Usage . . . . . . . . . . . . . . . . . . . . . . .  1

2.   THE CREDIT FACILITIES
     2.1.   Dollar Revolver Loans . . . . . . . . . . . . . . .  2
     2.2.   VLI Dollar Term Loan. . . . . . . . . . . . . . . .  3
     2.3.   Sterling Revolver Loans . . . . . . . . . . . . . .  3
     2.4.   Sterling Term Loan. . . . . . . . . . . . . . . . .  4
     2.5.   VLA Yen Term Loan . . . . . . . . . . . . . . . . .  5
     2.6.   Foreign Exchange Facility; Interest Rate Contracts.  5

3.   BORROWING PROVISIONS APPLICABLE TO REVOLVING LOANS
     3.1.   Notice of Revolver Borrowing and Repayment. . . . .  7
     3.2.   Making of Revolver Loans. . . . . . . . . . . . . .  8
     3.3.   Use of Proceeds.. . . . . . . . . . . . . . . . . .  8

4.   BORROWING PROVISIONS APPLICABLE TO TERM LOANS
     4.1.   Notice of Term Borrowing. . . . . . . . . . . . . . 10
     4.2.   Making of Term Loans. . . . . . . . . . . . . . . . 10
     4.3.   Use of Proceeds.. . . . . . . . . . . . . . . . . . 10
     4.4.   Provisions Applicable to Eurocurrency Rate Loans. . 10
     4.5.   Changes in Law Rendering Eurocurrency Rate Lending
            or Foreign Currency Lending Unlawful. . . . . . . . 13
     4.6.   Reimbursable Taxes. . . . . . . . . . . . . . . . . 14
     4.7.   Capital Adequacy. . . . . . . . . . . . . . . . . . 15

5.   INTEREST AND FEES
     5.1.   Interest on Term Loans. . . . . . . . . . . . . . . 16
     5.2.   Interest on Revolver Loans. . . . . . . . . . . . . 16
     5.3.   Computation of Interest . . . . . . . . . . . . . . 16
     5.4.   Fees. . . . . . . . . . . . . . . . . . . . . . . . 17
     5.5.   Default Interest. . . . . . . . . . . . . . . . . . 18

6.   PREPAYMENTS AND OTHER PAYMENTS
     6.1.   Repayment of Term Loans . . . . . . . . . . . . . . 19
     6.2.   Optional Prepayments. . . . . . . . . . . . . . . . 20
     6.3.   Prepayment Fee. . . . . . . . . . . . . . . . . . . 20
     6.4.   No Reborrowing on Term Loans. . . . . . . . . . . . 20
     6.5.   Reduction of Revolving Commitments. . . . . . . . . 21
     6.6.   Proportionality of Payments, Prepayments and
            Reductions in Commitments . . . . . . . . . . . . . 21

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     6.7.   Place of Payments and Prepayments . . . . . . . . . 21
     6.8.   Taxes . . . . . . . . . . . . . . . . . . . . . . . 22

7.   CONDITIONS
     7.1.   Conditions Precedent to Loans Made on the Closing
            Date. . . . . . . . . . . . . . . . . . . . . . . . 23
     7.2.   Conditions Precedent to Each Borrowing. . . . . . . 27

8.   REPRESENTATIONS AND WARRANTIES
     8.1.   Existence . . . . . . . . . . . . . . . . . . . . . 29
     8.2.   Power and Authorization . . . . . . . . . . . . . . 29
     8.3.   Representations and Warranties in Any Loan
            Document. . . . . . . . . . . . . . . . . . . . . . 29
     8.4.   No Conflict or Resultant Lien . . . . . . . . . . . 29
     8.5.   Default . . . . . . . . . . . . . . . . . . . . . . 30
     8.6.   No Consent. . . . . . . . . . . . . . . . . . . . . 30
     8.7.   Binding Obligations . . . . . . . . . . . . . . . . 30
     8.8.   Financial Condition . . . . . . . . . . . . . . . . 30
     8.9.   Litigation. . . . . . . . . . . . . . . . . . . . . 31
     8.10.  Use of Proceeds; Margin Stock . . . . . . . . . . . 31
     8.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . 31
     8.12.  Titles. . . . . . . . . . . . . . . . . . . . . . . 31
     8.13.  Insurance.. . . . . . . . . . . . . . . . . . . . . 32
     8.14.  ERISA . . . . . . . . . . . . . . . . . . . . . . . 32
     8.15.  Intellectual Property . . . . . . . . . . . . . . . 33
     8.16.  Compliance with Laws. . . . . . . . . . . . . . . . 33
     8.17.  Survival of Representations and Warranties. . . . . 33

9.   AFFIRMATIVE COVENANTS
     9.1.   Compliance with Laws, Etc.. . . . . . . . . . . . . 34
     9.2.   Reporting and Notice Requirements.. . . . . . . . . 34
     9.3.   Accounting Systems. . . . . . . . . . . . . . . . . 36
     9.4.   Taxes and Other Liens . . . . . . . . . . . . . . . 36
     9.5.   Maintenance of Corporate Existence and Permits. . . 36
     9.6.   Maintenance of Assets . . . . . . . . . . . . . . . 36
     9.7.   Further Assurances. . . . . . . . . . . . . . . . . 37
     9.8.   Right of Inspection . . . . . . . . . . . . . . . . 37
     9.9.   ERISA Information and Compliance. . . . . . . . . . 38
     9.10.  Key-Man Life Insurance. . . . . . . . . . . . . . . 38
     9.11.  Insurance . . . . . . . . . . . . . . . . . . . . . 39
     9.12.  Compliance with Material Agreements . . . . . . . . 39
     9.13.  Chief Executive Officer . . . . . . . . . . . . . . 39
     9.14.  Bank Accounts . . . . . . . . . . . . . . . . . . . 39
     9.15.  Share Repurchase. . . . . . . . . . . . . . . . . . 40
     9.16.  Subordination of Intercompany Debt. . . . . . . . . 40
     9.17   VLE Master Distributorship Agreement. . . . . . . . 41

10.  VLH FINANCIAL COVENANTS
     10.1.  Minimum Fixed Charge Cover Ratio. . . . . . . . . . 42

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     10.2.  Earnings Ratio. . . . . . . . . . . . . . . . . . . 43
     10.3.  Tangible Net Worth. . . . . . . . . . . . . . . . . 43
     10.4.  Leverage Ratio. . . . . . . . . . . . . . . . . . . 44
     10.5.  Book Value. . . . . . . . . . . . . . . . . . . . . 45

11.  NEGATIVE COVENANTS
     11.1.  Liens, Etc. . . . . . . . . . . . . . . . . . . . . 46
     11.2.  Debt. . . . . . . . . . . . . . . . . . . . . . . . 46
     11.3.  Liabilities of Subsidiaries . . . . . . . . . . . . 47
     11.4.  Dividends, Distributions, Etc . . . . . . . . . . . 47
     11.5.  Mergers, Etc. . . . . . . . . . . . . . . . . . . . 48
     11.6.  Investments, Loans, and Advances. . . . . . . . . . 48
     11.7.  Capital Expenditures. . . . . . . . . . . . . . . . 49
     11.8.  Use of Proceeds . . . . . . . . . . . . . . . . . . 49
     11.9.  Issuance of Shares. . . . . . . . . . . . . . . . . 49
     11.10. ERISA . . . . . . . . . . . . . . . . . . . . . . . 50
     11.11. No Change of Business . . . . . . . . . . . . . . . 50
     11.12. No Modification of Master Distributorship
            Agreements. . . . . . . . . . . . . . . . . . . . . 51

12.  EVENTS OF DEFAULT; REMEDIES
     12.1.  Events of Default . . . . . . . . . . . . . . . . . 52
     12.2.  Other Remedies. . . . . . . . . . . . . . . . . . . 55

13.  THE AGENT
     13.1.  Authorization and Action. . . . . . . . . . . . . . 57
     13.2.  Agent's Reliance, Etc.. . . . . . . . . . . . . . . 57
     13.3.  Defaults. . . . . . . . . . . . . . . . . . . . . . 58
     13.4.  BBH and Affiliates. . . . . . . . . . . . . . . . . 58
     13.5.  Non-Reliance on Agent and Other Lenders . . . . . . 58
     13.6.  Indemnification . . . . . . . . . . . . . . . . . . 59
     13.7.  Successor Agent . . . . . . . . . . . . . . . . . . 60
     13.8.  Agent's and Lenders' Reliance . . . . . . . . . . . 60
     13.9.  Lender Notifications to Agent . . . . . . . . . . . 61

14.  MISCELLANEOUS
     14.1.  Waivers, Voting, Amendment, Etc.. . . . . . . . . . 62
     14.2.  Reimbursement or Payment of Expenses. . . . . . . . 63
     14.3.  Notices . . . . . . . . . . . . . . . . . . . . . . 63
     14.4.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
            OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . 64
     14.5.  Survival of Provisions of this Agreement. . . . . . 65
     14.6.  Counterparts. . . . . . . . . . . . . . . . . . . . 66
     14.7.  Separability. . . . . . . . . . . . . . . . . . . . 66
     14.8.  Descriptive Headings. . . . . . . . . . . . . . . . 66
     14.9.  Accounting Terms. . . . . . . . . . . . . . . . . . 66
     14.10. Set-off . . . . . . . . . . . . . . . . . . . . . . 66

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     14.11. Sale or Assignment. . . . . . . . . . . . . . . . . 67
     14.12. Interest. . . . . . . . . . . . . . . . . . . . . . 68
     14.13. Indemnification . . . . . . . . . . . . . . . . . . 69
     14.14. Payments Set Aside. . . . . . . . . . . . . . . . . 70
     14.15. Credit Agreement Controls . . . . . . . . . . . . . 71
     14.16. Judgment Currency; Dollar Equivalents . . . . . . . 71
     14.17. FINAL AGREEMENT . . . . . . . . . . . . . . . . . . 72

Exhibit 2.1(c)            Form of Dollar Revolver Note
Exhibit 2.2(b)            Form of Dollar Term Note
Exhibit 2.3(b)            Form of Sterling Revolver Note
Exhibit 2.4(b)            Form of Sterling Term Note
Exhibit 2.5(b)            Form of Yen Term Note
Exhibit 3.1               Form of Notice of Revolver Borrowing
Exhibit 4.4(a)            Form of Notice of Continuation/Conversion
Exhibit 8.9               Litigation
Exhibit 8.15              Intellectual Property
Exhibit 9.10              Key-Man Life Insurance
Exhibit 10.5              Excluded Leased Equipment
Exhibit 11.1(c)      Liens
Exhibit 11.2(b)      Debt
Exhibit 11.12             Master Distributorship Agreements
Exhibit 14.11(d)          Form of Assignment and Acceptance Agreement
Exhibit 14.16(a)          Applicable Lending Offices

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                         CREDIT AGREEMENT

Vari-Lite, Inc., a Delaware corporation ("VLI"), Showco, Inc., a Delaware corporation ("SHOWCO"), Vari-Lite Asia, Inc., a Japanese corporation ("VLA"), Classicforge Limited (to be renamed Vari-Lite Europe Limited) (registered in England No. 2876045), an English limited liability company ("VLE"), Codeal Limited (to be renamed Theatre Projects Lighting Services Limited) (registered in England No. 2876049), an English limited liability company ("THEATRE PROJECTS"), and Watchon Limited (to be renamed Brilliant Stages Limited) (registered in England No. 2876058), an English limited liability company ("BRILLIANT STAGES") (VLI, Showco, VLA, VLE, Theatre Projects and Brilliant Stages are sometimes referred to herein individually as a "BORROWER" and collectively as "BORROWERS"), Vari-Lite Holdings, Inc., a Texas corporation ("VLH"), Portquay Limited (to be renamed Vari-Lite Europe Holdings Limited) (registered in England No. 2874856), an English limited liability company ("VLEH") (VLH and VLEH are sometimes referred to herein individually as a "GUARANTOR" and collectively as "GUARANTORS"), Brown Brothers Harriman & Co., a New York limited partnership ("BBH"), Coutts & Co., an English unlimited liability company ("COUTTS"), NBD Bank, N.A., a national banking association ("NBD"), Trust Company Bank, a Georgia banking corporation ("TRUST CO.") and Comerica Bank - Texas, a Texas state banking association ("COMERICA") (BBH, Coutts, NBD, Trust Co. and Comerica each in their capacity as a lender hereunder, together with each and every future holder of any Note, as defined herein, are hereinafter individually referred to as a "LENDER" and collectively referred to as "LENDERS"), and BBH in its capacity as agent for the Lenders (in such capacity, the "AGENT") hereby agree as follows:

     1.    CERTAIN DEFINITIONS; USAGE.

           1.1. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in EXHIBIT A to this Agreement.

           1.2. USAGE.

                (a) Whenever the singular number is used, the same shall include the plural where appropriate, and VICE VERSA;

                (b) "writing," "printing" and words of like import include all means of reproducing words in a tangible and permanent form;

                (c) "tax" and "taxes" mean all imposts, deductions, charges and withholdings whatsoever charged or collected by any taxing authority together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof; and

                (d) "Article," "Section" and "subsection", and "Exhibit" refer to Articles, Sections and subsections of, and Exhibits to, this Agreement.

     2.    THE CREDIT FACILITIES.

           2.1. DOLLAR REVOLVER LOANS.

                (a)  DOLLAR REVOLVER COMMITMENT.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Dollar Revolver Lender severally and not jointly agrees to make Dollar Revolver Loans, in Dollars, to VLI (each, a "VLI REVOLVER LOAN") and to Showco (each, a "SHOWCO REVOLVER LOAN") on any one or more Business Days prior to the Maturity Date in an amount not to exceed such Lender's Pro Rata Percentage of FOUR MILLION DOLLARS ($4,000,000) (such amount, as it may be reduced from time to time pursuant to SECTION 6.5, being the "DOLLAR REVOLVER COMMITMENT") in the manner provided in SECTION 3.2; PROVIDED that the aggregate amount of VLI Revolver Loans and Showco Revolver Loans outstanding from the Dollar Revolver Lenders at any time shall not exceed the Dollar Revolver Commitment. Within such limits and during such period and subject to the terms and conditions of this Agreement, VLI and Showco may borrow, repay and reborrow hereunder.

                (b)  FUNDING.

                     All VLI Revolver Loans and Showco Revolver Loans shall be made by the Dollar Revolver Lenders simultaneously and in their PRO RATA Percentage, it being understood that (i) no Dollar Revolver Lender shall be responsible for any failure by any other Dollar Revolver Lender to perform its obligation to make a Revolver Loan pursuant to SECTION 2.1(a), nor shall any Dollar Revolver Lender's PRO RATA Percentage of the Dollar Revolver Commitment be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a VLI Revolver Loan or Showco Revolver Loan and (ii) no failure by any Dollar Revolver Lender to perform its obligation to make a Loan to VLI or Showco shall excuse any other Lender from its obligation to fund its PRO RATA Percentage of a VLI Revolver Loan or Showco Revolver Loan.

                (c)  DOLLAR REVOLVER NOTES.

                     Showco and VLI shall, jointly and severally, execute and deliver to each Dollar Revolver Lender to evidence the VLI Revolver Loans and Showco Revolver Loans made by such Dollar Revolver Lender pursuant to SECTION 2.1(a), a Revolver Note, which shall be (i) dated the Closing Date; (ii) in the principal amount of such Lender's PRO RATA Percentage of the Dollar Revolver Commitment; (iii) in substantially the form attached hereto as
EXHIBIT 2.1(c), with the blanks appropriately filled; (iv) payable to the order of such Dollar Revolver Lender on the Maturity Date; and (v) subject to acceleration upon the occurrence and continuance of an Event of Default. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Default Rate.

                (d)  JOINT AND SEVERAL LIABILITY.

                     VLI and Showco shall be jointly and severally liable for Revolver Loans made pursuant to the Dollar Revolver Commitment by the Dollar Revolver Lenders.

           2.2. VLI DOLLAR TERM LOAN.

                (a)  VLI TERM LOAN.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, the VLI Term Lenders severally and not jointly agree to make a Term Loan (collectively, all of such Term Loans being referred to herein as the "VLI TERM LOAN"), in Dollars, to VLI in an aggregate amount equal to FOURTEEN MILLION DOLLARS ($14,000,000), in accordance with such Lender's commitment to make the VLI Term Loan, in the amount specified on the signature pages to this Agreement (the "VLI TERM COMMITMENT"), in the manner specified in SECTION 4.2. No VLI Term Lender shall be responsible for any failure by any other VLI Term Lender to perform its obligation to fund its PRO RATA Percentage of the VLI Term Loan.

                (b)  TERM NOTE.

                     VLI shall execute and deliver to each VLI Term Lender to evidence the VLI Term Loan, a Term Note, which shall be (i) dated the Closing Date; (ii) in the principal amount of such VLI Term Lender's PRO RATA Percentage of the VLI Term Loan (iii) in substantially the form attached hereto as EXHIBIT 2.2(b), with the blanks appropriately filled; (iv) payable to the order of such VLI Term Lender in full on or before the Maturity Date; and (v) subject to acceleration upon the occurrence and continuance of an Event of Default. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Default Rate.

           2.3. STERLING REVOLVER LOANS.

                (a)  STERLING REVOLVER COMMITMENT.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, the Sterling Revolver Lender agrees to make Revolver Loans, in Pounds Sterling, to the Sterling Borrowers, jointly and severally, on any one or more Business Days prior to the Maturity Date, up to an aggregate principal amount of Loans not exceeding at any one time outstanding ONE MILLION FIVE HUNDRED THOUSAND POUNDS STERLING (L1,500,000.00) (such amount, as it may be reduced from time to time pursuant to SECTION 6.5 being the "STERLING REVOLVER COMMITMENT"), in the manner provided in SECTION 3.2. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Sterling Borrowers may borrow, repay and reborrow hereunder.

           (b)  STERLING REVOLVER NOTE.

                The Sterling Borrowers shall, jointly and severally, execute and deliver to the Sterling Revolver Lender to evidence the Revolver Loans made by such Sterling Revolver Lender pursuant to SECTION 2.3(a), a Revolver Note, which shall be
(i) dated the Closing Date; (ii) in the principal amount of such Sterling Revolver Lender's Sterling Revolver Commitment; (iii) in substantially the form attached hereto as EXHIBIT 2.3(b), with the blanks appropriately filled; (iv) payable to the order of the Sterling Revolver Lender on the Maturity Date; and (v) subject to acceleration upon the occurrence and continuance of an Event of Default. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Default Rate.

           (c)  JOINT AND SEVERAL LIABILITY.

                The Sterling Borrowers shall be jointly and severally liable for Revolver Loans made pursuant to the Sterling Revolver Commitment by the Sterling Lender.

           2.4. STERLING TERM LOAN.

                (a)  STERLING TERM LOAN.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Sterling Term Lender severally and not jointly agrees to make a Term Loan (collectively, all of such Term Loans being referred to herein as the "STERLING TERM LOAN"), in Pounds Sterling, to the Sterling Borrowers, jointly and severally, in an amount equal to such Lender's PRO RATA Percentage of FIVE MILLION TWO HUNDRED THOUSAND POUNDS STERLING (L5,200,000), in accordance with its commitment to make the Sterling Term Loan, in the amount specified on the signature pages to this Agreement ("STERLING TERM COMMITMENT") in the manner provided in SECTION 4.2. No Sterling Term Lender shall be responsible for any failure by any other Sterling Term Lender to perform its obligation to make its PRO RATA Percentage of the Sterling Term Loan.

                (b)  TERM NOTES.

                     The Sterling Borrowers, jointly and severally, shall execute and deliver to each Sterling Term Lender to evidence the Sterling Term Loan, a Term Note, which shall be (i) dated the Closing Date; (ii) in the principal amount of such Sterling Term Lender's PRO RATA Percentage share of the Sterling Term Loan (iii) in substantially the form attached hereto as
EXHIBIT 2.4(b), with the blanks appropriately filled; (iv) payable to the order of such Sterling Term Lender in full on or before the Maturity Date; and (v) subject to acceleration upon the occurrence and continuance of an Event of Default. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Default Rate.

           2.5. VLA YEN TERM LOAN.

                (a)  VLA TERM LOAN.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, the VLA Term Lender agrees to make a Term Loan (the "VLA TERM LOAN"), in Yen, to VLA in an amount equal to TWO HUNDRED MILLION YEN (Y200,000,000), in accordance with its commitment to make the VLA Term Loan, in the amount specified on the signature pages to this Agreement ("VLA TERM COMMITMENT"), in the manner provided in SECTION 4.2.

                (b)  VLA TERM NOTE.

                     In order to evidence and secure the VLA Term Loan, on each of the Borrowing Date, the fifth Quarterly Payment Date following the Borrowing Date and the subsequent Quarterly Payment Dates and (if any portion of the VLA Term Loan is prepaid pursuant to SECTION 6.2) on the day of such prepayment (in this SECTION 2.5, each of such dates being referred to as an "ISSUE DATE"), VLA shall execute and deliver to the VLA Term Lender a promissory note (YAKUSOKUTEGATA) payable at sight (ICHIRANBARAI), which shall be exchanged for the prior promissory note and shall be (i) in the form attached hereto as EXHIBIT 2.5(b), (ii) in an amount equal to the principal amount of the VLA Term Loan which will be outstanding immediately after the relevant Issue Date, (iii) signed by a representative director of VLA, with a seal impression as certified by a certificate issued by the Legal Affairs Bureau having the jurisdiction over the location of the registered office of VLA, and (iv) payable to the VLA Term Lender or its order at NBD - Tokyo. So long as no Event of Default shall have occurred and be continuing, any promissory note delivered to the VLA Term Lender pursuant to this SECTION 2.5 shall not be presented by the VLA Term Lender to VLA for payment, nor, except pursuant to SECTION 14.11(c), in any other manner will the VLA Term Lender transfer, assign, sell or negotiate any such promissory note to any Person unless and until it could be presented to VLA for payment in accordance with this sentence.

           2.6. FOREIGN EXCHANGE FACILITY; INTEREST RATE CONTRACTS.

                (a)  FX OBLIGATION.

                     Upon the terms and conditions and relying upon the representations and warranties herein set forth, the FX Lender agrees to make available to VLI on any one or more Business Days prior to the Maturity Date, foreign exchange forward contracts of up to one year maximum maturity for currencies freely convertible from and into Dollars (each an "FX OBLIGATION") in an aggregate nominal amount not exceeding at any one time outstanding TEN MILLION UNITED STATES DOLLARS ($10,000,000)("FX FACILITY COMMITMENT"). No FX Obligation may expire beyond the Maturity Date. A Borrower desiring to place an order with the FX Lender pursuant to this Section shall execute and deliver to the FX Lender, not less than one (1) Business Day prior to the date of such order, the FX Lender's customary application (completed in a form acceptable to the FX Lender in all respects); PROVIDED that to the extent any of the terms and provisions of such application are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail.

                (b)  INTEREST RATE CONTRACTS.

                     VLI has entered into an agreement dated February 28, 1994 with BBH to swap: (i) payments equal to the interest that would be due on a portion of the VLI Term Loan if interest thereon were calculated at a fixed rate, for (ii) payments equal to the actual interest due on that portion of the VLI Term Loan (the "FIRST SWAP AGREEMENT"). Borrowers or Guarantors may, subsequent to the Closing, enter with BBH into other such swap agreements or into other Interest Rate Contracts having the effect of fixing or capping the apparent rate of interest on some or all of the Loans. It is understood that nothing in the First Swap Agreement nor in any similar, subsequent agreements shall reduce or modify Borrowers' duty to pay interest as specified in this Agreement, and in the event of any conflict between the terms of the First Swap Agreement and this Agreement, the terms of this Agreement shall prevail.

                (c)  FAILURE TO FUND.

                     If any FX Obligation, or any obligation of a Borrower to any Lender under an Interest Rate Contract, matures and such Borrower fails to fund the amount required thereunder immediately after the FX Lender or such other Lender makes demand therefor, such Lender shall be entitled to cause a loan to be made to such Borrower in the amount of the Actual Credit Exposure with respect to such FX Obligation or Interest Rate Contract, whether or not such Borrower is entitled to a loan pursuant to any other provision of this Agreement. Any such loan shall be payable on demand, and shall bear interest at the Default Rate.

     3.    BORROWING PROVISIONS APPLICABLE TO REVOLVING LOANS

           3.1. NOTICE OF REVOLVER BORROWING AND REPAYMENT.

                (a) When VLI or Showco desires to borrow pursuant to SECTION 2.1(a), VLI or Showco, as the case may be, shall deliver to the Agent a notice thereof, either telephonically or in writing, no later than 10:00 a.m. (New York time) on the Business Day immediately preceding the proposed Borrowing Date, specifying, (i) the proposed Borrowing Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing (which shall be in an aggregate amount of not less than $100,000, and increments thereof), (iii) the availability remaining under the Dollar Revolver Commitment (before such Borrowing is accounted for), and (iv) instructions for the disbursement of the proceeds of the Borrowing. Any written notice shall be in the form of
EXHIBIT 3.1 attached hereto (a "NOTICE OF REVOLVER BORROWING"), and any telephonic notice shall be promptly followed by Showco's or VLI's (as the case may be) delivery to Agent of a Notice of Revolver Borrowing. Any telephone notice shall be deemed a representation and warranty by Showco (or VLI as the case may be) of the accuracy of the information which should be contained in a Notice of Revolver Borrowing. Any written Notice of Revolver Borrowing may be delivered by facsimile. The Agent shall not incur liability to the Borrowers in acting upon any telephonic notice which the Agent believes in good faith to have been given by VLI or Showco, or for otherwise acting in good faith under this SECTION.

                (b) When any of the Sterling Borrowers desires to borrow pursuant to SECTION 2.3(a), such Sterling Borrower shall deliver to the Sterling Revolver Lender a notice thereof, either telephonically or in writing, no later than 10:00 a.m. (London Time) on the Business Day immediately preceding the proposed Borrowing Date, specifying, (i) the proposed Borrowing Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing (which shall be in an aggregate amount of not less than L50,000, and increments thereof), (iii) the availability remaining under the Sterling Revolver Commitment (before such Borrowing is accounted for), and (iv) instructions for the disbursement of the proceeds of the Borrowing. Any written notice shall be in the form of a Notice of Revolver Borrowing and any telephonic notice shall be promptly followed by such Sterling Borrower's delivery to the Sterling Revolver Lender of a Notice of Revolver Borrowing. Any telephonic notice requesting a Borrowing shall be deemed a representation and warranty by such Sterling Borrower of the accuracy of the information which should be contained in a Notice of Revolver Borrowing. The Sterling Revolver Lender shall not incur liability to the Sterling Borrowers in acting upon any telephonic notice which such Lender believes in good faith to have been given by one of the Sterling Borrowers.

                (c) When VLI, Showco or the Sterling Borrowers desire to repay all or any portion of a Revolver Loan, then such Borrower shall deliver to the Agent or the Sterling Revolver Lender, as the case may be, a notice thereof, either telephonically or in writing, no later than 10:00 a.m. (New York or London time, as the case may be) on the Business Day of the repayment, specifying the amount of such repayment.

                (d) Neither the Agent nor the Sterling Revolver Lender, as the case may be, shall be obligated to accept more than one (i) Notice of Revolver Borrowing or (ii) repayment of a Revolver Loan during any calendar week.

           3.2. MAKING OF REVOLVER LOANS.

                (a) Promptly after receipt of telephonic notice or of a Notice of Revolver Borrowing under SECTION 3.1(a), but in any event not later than 12:00 p.m. (New York time) on the day immediately preceding the proposed Borrowing Date, the Agent shall notify each Dollar Revolver Lender by telecopy, or other similar form of transmission, of the proposed Borrowing. The Dollar Revolver Lenders shall deposit their PRO RATA Percentage (based on the Dollar Revolver Commitment) of the amount of the Borrowing requested in the telephonic notice or Notice of Revolver Borrowing with the Agent at its office in New York, New York in immediately available funds on the Borrowing Date. Upon fulfillment of the conditions set forth in ARTICLE 7, the Agent shall disburse the proceeds of the VLI Revolver Loan or Showco Revolver Loan, as the case may be, in accordance with the disbursement instructions set forth in the respective telephonic notice or Notice of Revolver Borrowing.

                (b) Upon receipt of telephonic notice or of a Notice of Revolver Borrowing under SECTION 3.1(b) and upon fulfillment of the conditions set forth in ARTICLE 7, the Sterling Revolver Lender shall disburse the proceeds of the Sterling Revolver Loan in accordance with the disbursement instructions set forth in the telephonic notice or Notice of Revolver Borrowing.

                (c) Each Dollar Revolver Lender and Sterling Revolver Lender shall post on a schedule attached to each Revolver Note, (x) the date and principal amount of each Revolver Loan made under the Revolver Note and (y) each payment of principal thereon; PROVIDED, HOWEVER, that any failure of a Revolver Lender to so mark a Revolver Note shall not affect a Borrower's obligations thereunder; and PROVIDED FURTHER that there shall be a rebuttable presumption that a Revolver Lender's records as to such matters shall be correct whether or not the Revolver Lender has so marked a Revolver Note.

           3.3. USE OF PROCEEDS.

                The Borrowers agree that the proceeds of the Dollar Revolver Loans and the Sterling Revolver Loans shall be used (a) for the acquisition of the Vari-Lite U.K. Assets, (b) for the production of equipment, including VL5's and VL6's and modification and upgrading of existing equipment, (c) to repay existing debt, and (d) for general corporate purposes (including, making intercompany advances and other Investments not prohibited by this Agreement).

     4.    BORROWING PROVISIONS APPLICABLE TO TERM LOANS

           4.1. NOTICE OF TERM BORROWING.

                The applicable Borrower shall deliver to the Agent on or before 9:00 a.m. (New York time) the second Business Day prior to the Closing Date instructions for disbursement of the proceeds of each Term Loan on the Closing Date (which shall, for each Term Loan, be the Borrowing Date), including whether such Loans will be made as a Base Rate Loan or a Eurocurrency Rate Loan, and in the case of a Eurocurrency Rate Loan, the applicable Eurocurrency Interest Period. Subject to SECTION 4.4, the Sterling Term Loan and VLA Term Loan will be Eurocurrency Rate Loans.

           4.2. MAKING OF TERM LOANS.

                Promptly upon receipt of the disbursement instructions under
SECTION 4.1, the Agent shall notify the VLI Term Lenders, Sterling Term Lenders and VLA Term Lender, as applicable by telecopy, or other similar form of transmission, of the proposed Borrowings. The VLI Term Lenders shall deposit an amount equal to their VLI Term Commitment with the Agent at its office in New York, New York, in immediately available funds, on the Closing Date. The Sterling Term Lenders shall deposit an amount equal to their Sterling Term Commitment with such Sterling Term Lender designated by Agent to receive such amount in London, England in immediately available funds, on the Closing Date. The VLA Term Lender shall make an amount equal to the amount of its VLA Term Loan Commitment, available in Tokyo, Japan, in immediately available funds, on the Closing Date. Upon fulfillment of the conditions set forth in ARTICLE 7, the Agent (or such Sterling Term Lender designated by the Agent, or the VLA Term Lender, as aforesaid) shall disburse the proceeds of the Term Loans in accordance with the relevant Borrowers' disbursement instructions.

           4.3. USE OF PROCEEDS.

                The Borrowers agree that the proceeds of the Term Loans shall be used (a) for the acquisition of the Vari-Lite U.K. Assets, (b) for the production of equipment, including VL5's and VL6's, and modification and upgrading of existing equipment, (c) to repay existing debt and (d) for general corporate purposes (including, making intercompany advances and other Investments not prohibited by this Agreement).

           4.4. PROVISIONS APPLICABLE TO EUROCURRENCY RATE LOANS.

                (a)  NOTICE OF CONTINUATION/ CONVERSION.

                     If a Borrower desires at the expiration of a Eurocurrency Interest Period to continue such Loan as a Eurocurrency Rate Loan for a new Eurocurrency Interest Period, such Borrower shall give the Agent notice thereof, either telephonically or in writing, no later than 10:00 a.m. (New York, London or Tokyo time, as the case may be) on the second Business Day immediately preceding the last day of the then expiring Eurocurrency Interest Period, which shall specify the aggregate principal amount of the

Eurocurrency Rate Loan to be continued for a new Eurocurrency Interest Period and the new Eurocurrency Interest Period to be applicable thereto. Any written notice shall be in the form of EXHIBIT 4.4(a) attached hereto (each a "NOTICE OF CONTINUATION/CONVERSION"), and any telephonic notice shall be promptly followed by such Borrower's delivery to Agent of a Notice of Continuation/Conversion. If VLI desires at the expiration of a Eurocurrency Interest Period to convert all or part of the VLI Term Loan from a Eurocurrency Rate Loan to a Base Rate Loan, VLI shall give the Agent notice thereof, either telephonically or in writing (in the aforesaid manner), no later than 10:00 a.m. (New York time) on the second Business Day immediately preceding the last day of the then expiring Eurocurrency Interest Period, which shall specify the aggregate principal amount of the Eurocurrency Rate Loan to be converted to a Base Rate Loan. If VLI desires to convert all or a portion of the VLI Term Loan from a Base Rate Loan to a Eurocurrency Rate Loan, VLI shall give the Agent notice thereof, either telephonically or in writing (in the aforesaid manner), no later than the second Business Day immediately preceding the desired conversion date, which shall specify the aggregate principal amount of the Base Rate Loan to be converted to a Eurocurrency Rate Loan.

                (b)  FAILURE TO DELIVER NOTICE OF CONTINUATION/CONVERSION.

                     If the applicable Borrower shall have failed to properly deliver a Notice of Continuation/Conversion specifying a continuation or conversion pursuant to SECTION 4.4(a), such Borrower shall be deemed to have elected to continue such Eurocurrency Rate Loan for a Eurocurrency Interest Period of the same duration as the Eurocurrency Interest Period so expiring.

                (c) EUROCURRENCY DEPOSITS UNAVAILABLE OR EUROCURRENCY INTEREST RATE UNASCERTAINABLE OR UNECONOMICAL.

                     In the event that, prior to the commencement of any Eurocurrency Interest Period for any Eurocurrency Rate Loan, by reason of circumstances affecting the eurocurrency interbank market generally, any one of the Lenders shall have reasonably determined in good faith (which determination shall be conclusive and binding upon all parties hereto) that
(i) Dollar, Pounds Sterling or Yen deposits, as the case may be, of the relevant amount and for the relevant Eurocurrency Interest Period for such Eurocurrency Rate Loans are not available to such Lender in the applicable eurocurrency interbank market generally, or (ii) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, LIBOR or TIBOR applicable to such Eurocurrency Interest Period, such Lender shall promptly give to Agent written, telegraphic, telex or telecopier notice of such determination setting forth, to the best of such Lender's knowledge, the circumstances giving rise to such determination, whereupon (x) any request for a Eurocurrency Rate Loan shall be deemed a request for a Loan based upon a rate of interest equal to the lesser of (A) such Lender's Base Rate, PLUS two percent (2.0%) or (B) the Highest Lawful Rate, and (y) each outstanding Eurocurrency Rate Loan from such Lender (unless such Lender subsequent to such determination of unavailability shall determine that such Dollar, Pound Sterling or Yen deposits are again available) shall be converted, without any additional notice to or from the affected Borrower, to a Loan based upon a rate of interest as specified in this SECTION (disregarding any requirements for a Notice of Borrowing or a minimum aggregate principal amount) on the last day of the Eurocurrency Interest Period with respect thereto.

                (d)  SPECIAL FEES IN RESPECT OF RESERVE REQUIREMENTS.

                     Borrowers with Eurocurrency Rate Loans agree to pay to each Lender on any such Eurocurrency Rate Loans, as additional interest, such amounts as will compensate such Lender for any cost to such Lender (to the extent reasonably allocated to such Lender's Eurocurrency Rate Loans to Borrowers hereunder), from time to time, of any additional reserve or additional special deposit requirement against assets held by, or deposits in or for the amount of any loans by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to any Governmental Requirement respecting an Applicable Lending Office or any Eurocurrency Rate Loan. In connection herewith no Lender shall be required to prove that it actually funded any Eurocurrency Rate Loan, in whole or in part, with matching deposits in Dollars, Pounds Sterling or Yen, as the case may be, acquired by such Lender making such Eurocurrency Rate Loan from a prime bank in the applicable Eurocurrency interbank market, irrespective of whether such Lender has any such deposits. A certificate as to the amount of any such cost (including calculations, in reasonable detail, showing how such Lender computed and allocated such cost) shall be promptly furnished by said Lender to such Borrowers and shall, in the absence of manifest error, be conclusive and binding.

                (e)  REASONABLE EFFORTS.

                     Each Lender making Eurocurrency Rate Loans agrees that it will use all reasonable efforts, including ,without limitation, reasonable good faith efforts, to designate a different Applicable Lending Office to make or maintain any Eurocurrency Rate Loan, in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amounts under the terms of SECTION 4.4(d), and that it will, as promptly as practicable, notify the Borrowers of the existence of any event which will require the payment by a Borrower of any such additional amounts; PROVIDED, that the Lenders shall not be obligated to make Eurocurrency Rate Loans hereunder at any office located in the United States to avoid or minimize such payments.

                (f)  FUNDING LOSSES.

                     If a Borrower makes any payment of principal on any Eurocurrency Rate Loan, or converts a Eurocurrency Rate Loan into a Base Rate Loan, on any day other than the last day of the Eurocurrency Interest Period applicable thereto, such Borrower shall reimburse each affected Lender within ten (10) Business Days after demand, for any resulting loss or expense actually incurred by it, including (without limitation) any loss incurred in obtaining, liquidating, employing or redeploying deposits or foreign currencies from third parties (including, without limitation, the amount of such Lender's Consequential Loss), for the period after any such payment or conversion through the end of such Eurocurrency Interest Period (the calculation of such loss or expense shall include a credit, not in excess of such loss or expense, for the interest that could be earned by such Lender as a result of redepositing such amount), together with interest thereon at the Federal

Funds Rate plus two (2%) percent from the date of demand until paid in full; provided that, such Lender shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. In connection herewith no Lender shall be required to prove that it actually funded any Eurocurrency Rate Loan, in whole or in part, with matching deposits in Dollars, Pounds Sterling or Yen, as the case may be, acquired by such Lender making such Eurocurrency Rate Loan from a prime bank in the applicable Eurocurrency interbank market, irrespective of whether such Lender has any such deposits.

           4.5. CHANGES IN LAW RENDERING EUROCURRENCY RATE LENDING OR FOREIGN CURRENCY LENDING UNLAWFUL.

                In the event that after the date hereof any change in any Governmental Requirement should make it unlawful for any Lender, in the reasonable determination in good faith of such Lender, to make or maintain any Eurocurrency Rate Loan or Foreign Currency Loan hereunder, such Lender shall, upon the occurrence of such event, notify the affected Borrower or Borrowers, or any of them, thereof in writing, stating the reasons therefor; PROVIDED, however, that before giving any such notice, such Lender shall use reasonable good faith efforts to designate a different Eurocurrency Lending Office to make or maintain such Eurocurrency Rate Loan or Foreign Currency Loan if such designation will avoid the need for giving such notice and will not be otherwise materially disadvantageous to the Lender. Upon receiving a notice of any such event the affected Borrower or Borrowers shall have the following options, one of which must be exercised:

                (a) to prepay immediately, all of the Loans of such Lender which are affected by such Governmental Requirement and terminate such Lender's Commitment to make Loans which are affected by such Governmental Requirement;

                (b) to the extent the affected Loan is a Eurocurrency Rate Loan, convert all affected Eurocurrency Rate Loans from such Lender (including accrued interest thereon) to Loans based on the rate of interest and in the manner specified in SECTION 4.4(c); or

                (c) to designate another bank or other lending institution in accordance with SECTION 14.11 which is acceptable to the other Lenders to purchase the Note or Notes of such Lender and such Lender's rights hereunder, pursuant to an Assignment and Acceptance Agreement, for a purchase price equal to the outstanding principal amount thereof plus all interest accrued thereon and all other amounts owing to such Lender hereunder; and upon such purchase, such Lender shall no longer have any obligations hereunder (other than any obligation arising prior to the close of business on the date of such purchase).

           4.6. REIMBURSABLE TAXES.

                Each Borrower covenants and agrees that, with respect to each Eurocurrency Rate Loan and Foreign Currency Loan:

                (a) Such Borrower will pay, when due (upon prior written notice by a Lender, and on an after-tax basis), all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of such Eurocurrency Rate Loan or Foreign Currency Loan; PROVIDED, however, that if such Borrower disputes in good faith any such taxes, levies, costs or charges and refuses to pay same pending resolution of such dispute, such Borrower shall so advise such Lender in writing and shall make the appropriate reserves therefor. Each Borrower's obligation pursuant hereto shall exclude, however, any such taxes, levies, costs or charges imposed or determined by reference to income of such Lender or any Lending Office by any jurisdiction in which such Lender or any such Eurocurrency Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "REIMBURSABLE TAXES" in this SECTION). Promptly after the date on which payment of any such Reimbursable Tax is due pursuant to applicable law, such Borrower will, at the request of such Lender, furnish to such Lender an official receipt issued by the relevant taxing authority showing the amount of such tax and its payment by such Borrower or such other evidence in form and substance satisfactory to such Lender that such Borrower has met its obligation under this SECTION.

                (b) Such Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any Reimbursable Taxes paid by such Lender upon such Borrower's failure to pay such amounts in a timely manner after written notice by the Lender, and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees, that such Lender may incur at any time arising out of or in connection with a failure by the appropriate Borrower to pay such Reimbursable Taxes. A certificate of such Lender as to the amount of any such Reimbursable Taxes and other amounts paid by such Lender shall be conclusive and binding in the absence of manifest error.

                (c) All payments on account of the principal of and interest on the Loans and all other amounts payable by such Borrower to the Lender hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes, all of which will be for the account of the Borrower and paid when due by such Borrower.

                (d) If such Borrower is ever required to pay any Reimbursable Tax with respect to any Eurocurrency Rate Loan, such Borrower may elect to convert all outstanding Eurocurrency Rate Loans to Loans based on the rate of interest in the manner specified in SECTION 4.4(c), but such election shall not diminish such Borrower's obligation to pay all Reimbursable Taxes theretofore imposed, assessed, levied or collected or to meet any obligation under an Interest Rate Contract.

                (e) Notwithstanding the foregoing provisions of this SECTION to the contrary, such Borrower shall have no obligation to pay to a Lender any amount payable by reason of the failure of such Lender to file, to the extent the Lender is legally entitled to file, any statement of exemption required by Treasury Regulation Section 1.1441-4(a) or any subsequent version thereof promulgated under the Code, or any claim for relief from United Kingdom Inland Tax pursuant to Article 11 of the United States-United Kingdom Income Tax Treaty or comparable documents required in Japan.

           4.7. CAPITAL ADEQUACY.

                With respect to each Lender's Commitment, the Borrowers shall pay directly to each Lender as set forth below, on request, such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by such Lender, pursuant to a new Governmental Requirement implemented or effective after the date hereof or a change made in any Governmental Requirement after the date hereof, or any change in the interpretation, application or administration thereof, whether or not having the force of law, of capital in respect of such Lender's Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or its parent holding company) which such Lender could have achieved with respect to such Commitment but for such new Governmental Requirement or change in a Governmental Requirement or any such change in the interpretation, application or administration thereof, whether or not having the force of law. Each Lender will notify the Borrowers of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this SECTION as promptly as practicable after it obtains knowledge thereof. No Borrower will be responsible for any amounts as compensation pursuant to this SECTION accruing prior to one (1) year prior to the notice to such Borrower in accordance with the preceding sentence. In the event a Lender is entitled to such compensation, such Lender will furnish the Borrowers with a certificate setting forth the amount of each request by such Lender for compensation under this SECTION, with such certificate setting forth in reasonable detail the basis for determining, and the calculation of, such compensation. Determinations and allocations by a Lender for purposes of this SECTION of the effect of any Governmental Requirement pursuant to this SECTION, or of the effect of capital maintained pursuant to this SECTION, on such Lender's cost or rate of return of maintaining Loans or its obligation to make Loans, and of the amounts required to compensate such Lender hereunder, shall be conclusive absent manifest error.

     5.    INTEREST AND FEES

           5.1. INTEREST ON TERM LOANS.

                (a) The VLI Term Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding, payable on each Interest Payment Date, in arrears, and on the Maturity Date, at a rate per annum equal to:

                     (i) if a Base Rate Loan, the lesser of (A) Agent's Base Rate, PLUS two percent (2.0%) or (B) the Highest Lawful Rate; and

                     (ii) if a Eurocurrency Rate Loan, the lesser of (A) the Eurodollar Rate, PLUS four and one-half percent (4.5%) or (B) the Highest Lawful Rate.

                (b) The Sterling Term Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding, payable on each Interest Payment Date, in arrears, and on the Maturity Date, at a rate per annum equal to the lesser of (A) LIBOR, PLUS three percent (3.0%) or (B) the Highest Lawful Rate.

                (c) The VLA Term Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding, payable on each Interest Payment Date, in arrears, and on the Maturity Date, at a rate per annum equal to the lesser of (A) TIBOR, PLUS three and one half percent (3.5%) or (B) the Highest Lawful Rate.

           5.2. INTEREST ON REVOLVER LOANS.

                The Revolver Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding at an interest rate equal to the lesser of (a) the applicable Revolver Lender's Base Rate, PLUS two percent (2.0%) or (b) the Highest Lawful Rate. Interest shall be payable on each Interest Payment Date, in arrears, and on the Maturity Date.

           5.3. COMPUTATION OF INTEREST.

                Interest on (a) the VLA Term Loan, the Sterling Revolver Loan and the Sterling Term Loan shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 days, and (b) all other Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. Except as provided below, in computing interest on any Loan, the date of the making of the Loan, or the first day of a Eurocurrency Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurocurrency Interest Period, as the case may be, shall be excluded. Notwithstanding the foregoing, in computing interest on the VLA Term Loan, the date of the making of the VLA Term Loan, or the first day of a Eurocurrency Interest Period, as the case may be, and the date of payment shall be included.

           5.4. FEES.

                (a) The Borrowers agree to pay a closing fee to the Agent and the Lenders on the Closing Date equal to the amount specified below:

                     Agent/BBH               $155,000.00
                     NBD                     $ 85,000.00
                     Coutts                  L 30,000.00
                     Comerica                $ 15,000.00
                     Trust Co.               $ 15,000.00

                (b) The Revolver Borrowers agree to pay to the Revolver Lenders, a commitment fee on the average daily unused portion of such Lender's PRO RATA Percentage (which shall mean 100% in the case of the Sterling Revolver Lender) of the Revolver Commitment (the "COMMITMENT FEE") from the date hereof until the Maturity Date at the rate of one-half of one percent (0.50%) per annum, payable on (i) each Quarterly Payment Date, and
(ii) the Maturity Date.

                (c) Commitment Fees payable to the Dollar Revolver Lenders shall be payable when due in New York, New York, in Dollars, in immediately available funds to the Agent for the account of each of the Dollar Revolver Lenders. Commitment Fees payable to the Sterling Revolver Lender shall be payable when due in London, England, in Pounds Sterling, in immediately available funds to the Sterling Revolver Lender.

                (d) The Borrowers agree to pay to the Agent an annual agency fee equal to $37,500.00, payable at the Closing and on or before each anniversary of the Closing Date until this Agreement terminates according to its terms.

                (e) The Fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of the Borrowers to pay each Fee described herein shall be in addition to, and not in lieu of, the obligation of any Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. All Fees including, without limitation, those referred to in this Section, shall be part of the Obligations hereunder, shall be nonrefundable, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at the Default Rate.

           5.5. DEFAULT INTEREST.

                Notwithstanding the rates of interest specified in SECTIONS
5.1 AND 5.2, or elsewhere in this Agreement, from and after the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, unless such Event of Default shall have been waived or rescinded, the principal balance of all Loans shall bear interest at the Default Rate. On and after the Maturity Date, should any or all of the Loans remain unpaid, the unpaid principal balance of such Loan(s) and, to the extent permitted by applicable law, the accrued and unpaid interest thereon, shall bear interest at the Default Rate, and shall be payable on demand.

     6.    PREPAYMENTS AND OTHER PAYMENTS.

           6.1. REPAYMENT OF TERM LOANS.

                (a) Principal payments on the VLI Term Loan shall begin on the fifth Quarterly Payment Date following the date on which such Loan is made and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule (for purposes of this Agreement, March 31, 1994 shall not be considered a Quarterly Payment Date):

                Scheduled Payment                          Amount
                -----------------                          ------

                First through Fourth Quarterly
                Payment Dates                       $           0

                Fifth through Nineteenth Quarterly
                Payment Dates                       $  700,000.00

                Maturity Date                       $3,500,000.00

                (b) Principal payments on the Sterling Term Loan shall begin on the fifth Quarterly Payment Date following the date on which such Loan is made and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule:

                Scheduled Payment                          Amount
                -----------------                          ------

                First through Fourth Quarterly
                Payment Dates                       L           0

                Fifth through Nineteenth Quarterly
                Payment Dates                       L  260,000.00

                Maturity Date                       L1,300,000.00

                (c) Principal payments on the VLA Term Loan shall begin on the fifth Quarterly Payment Date following the date on which such Loan is made and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule:

                Scheduled Payment                          Amount
                -----------------                          ------

                First through Fourth Quarterly
                Payment Dates                       Y           0

                Fifth through Nineteenth Quarterly
                Payment Dates                       Y10,000,000.00

                Maturity Date                       Y50,000,000.00

          6.2.  OPTIONAL PREPAYMENTS.

                The Borrowers shall have the right at any time and from time to time, upon no less than two (2) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), to prepay the Term Loans, in whole or in part. Term Loans which are Eurocurrency Rate Loans may be prepaid (x) in whole or in part on the expiration date of the then applicable Eurocurrency Interest Period, upon no less than three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each applicable Lender) and (y) otherwise only upon payment of the amounts set forth in SECTION 4.4(f). In any case, each partial prepayment shall be in an aggregate principal amount of at least (a) $200,000, for the VLI Term Loan, (b) L100,000, for the Sterling Term Loan and
(c) Y5,000,000 for the VLA Term Loan.

          6.3.  PREPAYMENT FEE.

                In addition to any amounts payable pursuant to SECTION 4.4(f), the Borrowers shall pay to the Agent, for the benefit of each Term Lender and in accordance with its PRO RATA Percentage of the Term Loans, a fee of one-half of one percent (.50%) of the prepaid amount for any Term Loan prepaid at any time during the period ending thirty-six months after the Closing Date.

          6.4.  NO REBORROWING ON TERM LOANS.

                The Borrowers shall have no right to reborrow any amount prepaid on the Term Loans.

          6.5.  REDUCTION OF REVOLVING COMMITMENTS.

                The Borrowers, upon no less than three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to permanently reduce, in whole or in part, the Commitments of the Lenders on the Dollar Revolvers or the Sterling Revolver,

PROVIDED that the Borrowers shall have made whatever payment may be required to reduce the applicable outstanding principal on the Revolving Loans with respect to the Commitment being reduced to an amount less than or equal to the Commitments after giving effect to such reduction. Any partial reduction shall be in an aggregate principal amount of at least (a) $200,000, for the Dollar Revolver and (b) L100,000, for the Sterling Revolver. Any reduction pursuant to this SECTION may be made without premium or penalty.

          6.6.  PROPORTIONALITY OF PAYMENTS, PREPAYMENTS AND
                REDUCTIONS IN COMMITMENTS.

                (a) All payments and prepayments shall be made proportionately to the applicable Lenders. Payments and prepayments on the Term Loans shall be made in a manner which will ensure that the same percentage of each of the VLI Term Loan, the Sterling Term Loan and the VLA Term Loan remains outstanding after such payment or prepayment. Proportionate payments shall in each such instance be made to the Agent (in the case of VLI), Coutts (in the case of Sterling Borrowers) and NBD (in the case of VLA).

                (b) Reductions in the Dollar Revolver Commitment shall be accompanied by a proportionate reduction in the Sterling Revolver Commitment, and vice versa, so that the relative proportion of each Lender with a Dollar Revolver Commitment or Sterling Revolver Commitment shall remain unchanged with respect to the combined amount of the Dollar Revolver Commitment and Sterling Revolver Commitment at any time available.

                (c) The Agent shall verify the compliance of the Borrowers with this SECTION. Should the Agent discover that any payment, prepayment or reduction of commitment has not been made in accordance with the terms hereof, the Agent may cause the necessary reallocation so that the terms hereof are fully complied with, and the Borrowers and Lenders agree to fully cooperate with the Agent in order to accomplish such compliance.

          6.7.  PLACE OF PAYMENTS AND PREPAYMENTS.

                All payments and prepayments made in accordance with the provisions of this Agreement shall be made to the applicable Lender or to the Agent (in the case of payments to be made to the Agent) in immediately available funds, delivered not later than 12:00 p.m. (local time) on the date and at the Applicable Lending Office of such Lender, to such account of the Lender (or the Agent, as aforesaid) as such Person may designate. Amounts received after 12:00 p.m. (local time) shall be deemed to have been paid on the next Business Day. Payments actually received by any Lender, in excess of amounts due it in respect of the applicable Loan, shall be paid by it to the Agent promptly upon receipt; and if not then due to another Lender, shall be promptly returned to Borrower. All payments due under this Agreement to
(a) the Dollar Revolver Lenders and the VLI Term Lenders with respect to the Dollar Revolver and the VLI Term Loan shall be paid by the applicable Borrowers to the Agent in New York, (b) the Sterling Revolver Lender and the Sterling Term Lenders with respect to the Sterling Revolver Loan and the Sterling Term Loan shall be paid by the Sterling Borrowers to Coutts in London, and (c) the VLA Term Lender with respect to the VLA Term Loan shall be paid by VLA to NBD - Tokyo in Tokyo, Japan.

          6.8.  TAXES.

                (a) All payments (whether of principal, interest, reimbursements or otherwise) under this Agreement or on the Notes shall be made by the Borrowers without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax (excluding income taxes payable by the Lenders). If the making of such payments is prohibited by law, unless such a tax is deducted or withheld therefrom, the Borrowers shall pay to the Lenders, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required.

                (b) If Coutts, as agent for the Sterling Term Lenders, is obliged to make any deduction or withholding from any payment to the Sterling Term Lenders (an "agency payment"), which represents an amount or amounts received by Coutts from the Sterling Borrowers pursuant to this Agreement, the Sterling Borrowers shall pay directly to the Lenders such sum (a "compensating sum") as will, after taking into account any deduction or withholding which the Sterling Borrowers are obliged to make from the compensating sum, enable the Sterling Lenders to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which the Sterling Lenders would have received in the absence of any obligation to make a deduction or withholding.

     7.   CONDITIONS.

          7.1.  CONDITIONS PRECEDENT TO LOANS MADE ON THE CLOSING DATE.

                The obligation of each Lender to make the initial Loans is subject to the following conditions precedent:

                (a) The Agent shall have received on or before the Closing Date the following, each dated as of the Closing Date and in form, substance, scope and number satisfactory to the Agent and Lenders:

                     (i)  LOAN DOCUMENTS.

                          (A)   AGREEMENT.  This Agreement, duly executed by
each of the Borrowers, the Guarantors, the Agent and each Lender.

                          (B)   REVOLVER NOTES.   The Revolver Notes, for the
account of each Lender with a Revolver Commitment, duly executed by the applicable Borrower and payable to the order of such Lender in the amount of such Lender's Revolver Commitment.

                          (C)   TERM NOTES.   The Term Notes, for the account
of each Lender with a Term Loan Commitment, duly executed by the applicable Borrower and payable to the order of such Lender in the amount of such Lender's Term Loan Commitment.

                          (D)   GUARANTIES.   The duly executed Guaranties.

                          (E)   SECURITY DOCUMENTS.   The Security Agreements
and other Security Documents, duly executed by the applicable Borrower or Guarantor.

                          (F)   INTERCREDITOR AGREEMENT.   The Intercreditor
Agreement, duly executed by each Lender.

                          (G)   APPOINTMENT OF PROCESS AGENT.   The letters
of acceptance of the Process Agent accepting its appointment as agent for service of process under this Agreement, as required by SECTION 14.4 hereof.

                          (H)   SHARE CERTIFICATES.   Share certificates
representing one hundred percent (100%) of the issued capital stock of (v) VLA, (w) VLEH, (x) VLE, (y) Theatre Projects, and (z) Brilliant Stages, respectively, each including a signed stock power in blank.

                          (I)   VLA AGREEMENT ON BANK TRANSACTIONS.  The VLA
Agreement on Bank Transactions, duly executed by VLA.

                     (ii)  CORPORATE CERTIFICATES.

                          (A)   BORROWERS' AND GUARANTORS' OFFICER'S
CERTIFICATE.   An Officer's Certificate for each Borrower and Guarantor
certifying (1) the names and true signatures of the officers of such Person authorized to sign each Loan Document to which such Person is a party and the notices and other documents to be delivered by such Person pursuant to any such Loan Document; (2) the constitutive documents of such Person as in effect on the date of such certification; and (3) the resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance by such Person of each Loan Document to which such Person is a party, the notices and other documents to be delivered by such Person pursuant to any such Loan Document, and the transactions contemplated thereunder.

                          (B)   CERTIFICATES.   If available under local law,
certificates of appropriate governmental officials as to the existence and good standing of each Borrower and Guarantor in its jurisdiction of organization and any and all other jurisdictions where the property owned or the business transacted by such Borrower or Guarantor requires such Borrower or Guarantor to be qualified therein and where the failure to be so qualified would have a Material Adverse Effect.

                          (C)   RESOLUTIONS OF STERLING BORROWERS.  A
Director's Certificate for each of Classicforge Limited, Codeal Limited and Watchon Limited certifying the resolutions of its members which authorize the change of corporate names of such companies to VLE, Theatre Projects and Brilliant Stages, respectively.

                     (iii)      OPINION OF COUNSEL TO THE VARI-LITE CORPORATE
GROUP.

                          (A)   GARDERE & WYNNE, L.L.P.

                          The favorable opinion of Gardere & Wynne, L.L.P.,
U.S. counsel to the Vari-Lite Corporate Group, addressing such matters as any Lender through the Agent may reasonably request.

                          (B)   BAKER & MCKENZIE.

                          The favorable opinion of Baker & McKenzie, English
counsel to the Vari-Lite Corporate Group, addressing such matters as any Lender through the Agent may reasonably request.

                          (C)   KAMANO LAW OFFICE.

                          The favorable opinion of Hiroyuki Kamano, Japanese
counsel to VLA addressing such matters as any Lender through the Agent may reasonably request.

                          (D)   MORGAN & FINNEGAN.

                          The favorable opinion of Morgan & Finnegan, special
Intellectual Property counsel to Borrowers, addressing (1) the title of Borrowers to and (2) perfection of the Liens of the Agent in, the Intellectual Property.

                     (iv) OPINION OF COUNSEL TO AGENT AND LENDERS. The favorable opinion of Haynes and Boone, L.L.P., counsel to the Agent and Lenders, addressing the enforceability of the Loan Documents under New York law.

                     (v) VOTING TRUST. The Voting Trust, in form reasonably satisfactory to the Lenders, together with any related documents as the Lenders may reasonably request.

                     (vi) OTHER MATERIAL AGREEMENTS. A certified copy of each of the Master Distributorship Agreements and the Asset Purchase Agreement.

                     (vii) INSURANCE MATTERS.

                           (A)   INSURANCE CERTIFICATES.

                          Certificates of insurance for the U.S. and English
members of the Vari-Lite Corporate Group which certify as to the amount and type of property and casualty insurance carried with respect to the Assets of such members of the Vari-Lite Corporate Group, and which name the Agent or Coutts, as the case may be, as the loss payee with respect to such insurance.

                          (B)   ACKNOWLEDGMENT LETTER.

                          A letter from the issuer of the key man life
insurance policy required by SECTION 9.10 for H.R. Brutsch III, pursuant to which such issuer agrees to accept premium payments from the Agent or the Lenders for such policy.

                          (C)   ASSIGNMENT OF POLICY.

                          An assignment of the key man life insurance policy
required by SECTION 9.10 for James Bornhorst.

                     (viii) OTHER DOCUMENTS. Such other documents as the Agent may reasonably request.

                (b)  ACTIONS AND EVENTS.

                     (i) PAYMENT OF EXPENSES. Payment of all fees (including, without limitation, any Fee) and expenses of, or incurred by, (A) the Agent and counsel to Agent and Lenders, Haynes and Boone, L.L.P., to and including the Closing Date, (B) special Japanese counsel to Agent and Lenders, Anderson Mori, in an amount of up to $4,500.00 and (C) special English counsel to Agent and Lenders, Wilde Sapte, in an amount of up to

L15,250.00, in each case to the extent billed as of the Closing Date, in connection with the negotiation and closing of the transactions contemplated herein.

                     (ii) REGULATORY APPROVALS. Evidence that all approvals necessary to consummate the transactions contemplated by any Loan Document have been obtained from each appropriate Governmental Authority.

                     (iii) COMPLIANCE WITH LAWS. On the Closing Date, each Person that is a party to any Loan Document shall have complied with all Governmental Requirements (including, without limitation, Regulation G, Regulation T, Regulation U, or Regulation X) necessary to consummate the transactions contemplated by any Loan Document.

                     (iv) NO PROHIBITIONS. No Governmental Requirement or order of any Governmental Authority shall, and no litigation shall, be pending or threatened which in the reasonable judgment of the Agent would, enjoin, prohibit, restrain, or have a Material Adverse Effect on the making of any Loan or the consummation of any transaction contemplated under any Loan Document.

                     (v) EXISTING DEBT. Evidence that all Debt of the Vari-Lite Corporate Group owed to Chrysler Capital Corporation (other than the Penalty Note), CIT Group (other than certain equipment leases), Comerica and Vari-Lite Europe, Ltd. (registered in England No. 1842355), a wholly owned subsidiary of Samuelson Group plc has been, or will, on the Closing Date be, repaid in full or refinanced upon terms and conditions satisfactory to the Agent, together with duly executed releases or assignments of Liens securing such Debt.

                     (vi) FINANCIAL STATEMENTS. The Agent shall have received sufficient copies for all Lenders of a pro forma consolidated balance sheet for the Borrowers and the Guarantors dated as of January 31, 1994 but giving effect to the transactions contemplated hereby and the organization and purchase of assets by VLE, Brilliant Stages and Theatre Projects, prepared by VLH, and certified by the chief financial officer of VLH as presenting fairly the consolidated financial position of the Vari-Lite Corporate Group as of the date indicated in conformity with GAAP, subject to changes resulting from year-end adjustments and purchase accounting adjustments, if any, and otherwise reasonably satisfactory to the Agent.

                     (vii) MATERIAL ADVERSE CHANGE. No change shall have occurred with respect to the financial condition, business, properties, or operations of the Vari-Lite Corporate Group, since January 31, 1994 which has or is likely to cause a Material Adverse Effect, and the Agent shall have received a certificate to such effect from the chief financial officer of VLH.

                     (viii)  REPRESENTATIONS AND WARRANTIES. The
representations and warranties contained in ARTICLE 8 of this Agreement shall be true and correct on and as of the Closing Date and, after giving effect to the Borrowings on the Closing Date, no Default or Event of Default shall exist or be continuing, and the chief executive officer of VLH shall have so certified in writing to the Agent.

                     (ix) CONSENTS. Evidence that each of the Borrowers and Guarantors has obtained all consents necessary for the execution, delivery, and performance of each Loan Document to which it is a party and the transactions contemplated thereunder.

                     (x) OTHER ACTIONS. The Borrowers and Guarantors shall have taken such actions and each Lender shall have received such other documents as the Agent may reasonably request.

          7.2.  CONDITIONS PRECEDENT TO EACH BORROWING.

                The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, the Borrowings on the Closing Date) shall be subject to the further conditions precedent that on the date of such Borrowing (i) the following statements shall be true and correct, and (ii) each of the giving of the applicable telephonic or written Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by Borrower that on the date of such Borrowing such statements are true and correct:

                (a) The representations and warranties contained in ARTICLE 8 of this Agreement (except for those Sections or parts thereof which, by their terms, relate to a specified date) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                (c) No material adverse change has occurred with respect to the financial condition, business, properties, or operations of the Vari-Lite Corporate Group, on a consolidated basis, since the date of the most recent financial statements delivered to the Agent pursuant to SECTION 9.2.

                (d) Such Borrower is duly authorized and empowered to make such Borrowing, and such Borrowing will not violate any Governmental Requirement, the violation of which would have a Material Adverse Effect.

                (e) Such Borrower has delivered to the Agent an applicable telephonic or written Notice of Borrowing.

     8.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Lenders to enter into this Agreement, each Borrower represents and warrants to Lenders, and with respect to SECTION 8.8 VLH represents and warrants to Lenders, that:

          8.1.  EXISTENCE.

                Such Borrower and each Subsidiary of such Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified or licensed to do business in all jurisdictions where the properties owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

          8.2.  POWER AND AUTHORIZATION.

                Such Borrower is duly authorized and empowered to execute, deliver and perform its obligations under each Loan Document to which it is a party, and all such corporate action on its part requisite for the due execution, delivery, and performance of each Loan Document to which it is a party has been duly and effectively taken. Such Borrower is duly authorized and empowered to borrow under this Agreement and all corporate action on such Borrower's part requisite for borrowing by such Borrower hereunder has been duly and effectively taken.

          8.3.  REPRESENTATIONS AND WARRANTIES IN ANY LOAN Document.

                The representations and warranties contained in each Loan Document to which such Borrower is a party are true and correct in all material respects.

          8.4.  NO CONFLICT OR RESULTANT LIEN.

                The execution, delivery and performance by such Borrower of each Loan Document to which it is a party, the Borrowings hereunder by such Borrower as contemplated herein and the effectuation of the transactions contemplated by any Loan Document, do not and will not violate any provision of, or result in a default under, such Borrower's Articles or Certificate of Incorporation or other charter documents or By-laws or any material agreement or Governmental Requirement to which such Borrower is subject, or result in the creation or imposition of any Lien upon any properties of such Borrower, other than those in favor of the Lenders, as contemplated by the Loan Documents.

          8.5.  DEFAULT.

                Neither such Borrower nor any Subsidiary of such Borrower is in default under the provisions of any instrument evidencing any Debt or any other liability, contingent or otherwise, or of any agreement relating thereto or under any Governmental

Requirement, which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          8.6.  NO CONSENT.

                No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, and performance by such Borrower of any Loan Document to which it is a party, the Borrowings hereunder as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document, except for the filing of financing statements and certain other Security Documents.

          8.7.  BINDING OBLIGATIONS.

                Each Loan Document to which such Borrower is a party will constitute, when delivered hereunder, the legal, valid, and binding obligation of such Borrower enforceable against such Borrower in accordance with its respective terms, except as such enforceability may be (a) limited by the effect of any Debtor Laws, or (b) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law).

          8.8.  FINANCIAL CONDITION.

                The consolidated balance sheet of VLH at September 30, 1993, and the related consolidated statements of income and stockholder's equity and cash flow statements of VLH for the fiscal year then ended, copies of which have been furnished to each Lender, have been prepared in accordance with GAAP and in accordance with accounting practices consistently applied and fairly present the financial condition of VLH on a consolidated basis as at such date and the consolidated results of the operations of VLH for the period ended on such date, all in accordance with GAAP, and since September 30, 1993, there has been no material adverse change in the financial condition, business, properties or operations of VLH on a consolidated basis.
 As of the date hereof, there are no material liabilities, or Debts (including, without limitation, contingent and indirect liabilities, but excluding liabilities arising in the ordinary course of business) of any member of the Vari-Lite Corporate Group which (separately or in the aggregate) have not been disclosed in writing to the Agent.

          8.9.  LITIGATION.

                Except as may be described on EXHIBIT 8.9 hereof, there are no actions, suits, or proceedings pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any Subsidiary of such Borrower which, if adversely determined, would have a Material Adverse Effect. Neither such Borrower nor any Subsidiary of such Borrower is in default under any order of any Governmental Authority, or is subject to, or a party to, any order of any Governmental Authority arising out of any action, suit, or proceeding under any Governmental Requirement respecting antitrust, monopoly, restraint of trade, unfair competition, or similar matters.

          8.10. USE OF PROCEEDS; MARGIN STOCK.

                The proceeds of the Loans will be used by such Borrower in accordance with SECTIONS 3.3 AND 4.3. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock; (c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation D, G, T, U, or X; or (d) to acquire any security of any Person who is subject to SECTIONS 13 AND 14 of the Securities Exchange Act. Neither such Borrower, nor any person acting on behalf of such Borrower, has taken or will take any action which might cause any Loan Document to violate Regulation D, G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

          8.11. TAXES.

                Such Borrower and each Subsidiary of such Borrower has filed all federal, state and foreign income tax returns which are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith and for which adequate reserves have been provided.

          8.12. TITLES.

                Such Borrower and each Subsidiary of such Borrower has good and indefeasible title to its Assets, free and clear of all Liens, except Liens permitted by SECTION 11.1 hereof.

          8.13. INSURANCE.

                Such Borrower:

                (a) has complied with the insurance requirements set forth in this Agreement and each Security Document to which such Borrower is a party; and

                (b) maintains other insurance of such types as is usually carried by businesses of established reputation engaged in the same or similar businesses and similarly situated with insurance companies or associations with a Best rating of A or better (or, as to workers' compensation, or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by businesses of established reputation engaged in the same or similar businesses and similarly situated.

          8.14. ERISA.

                No Termination Event has occurred, or is reasonably expected to occur, with respect to any PBGC Plan or Multiple Employer Plan. Neither such Borrower nor any ERISA Affiliate has incurred nor is reasonably expected to incur any withdrawal liability under ERISA to any Multiemployer Plan. Neither such Borrower nor any ERISA Affiliate has engaged in any prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA such that any material liability might be incurred by such Borrower or any ERISA Affiliate. The execution and delivery of each Loan Document, the consummation of the transactions contemplated thereby and the lending of funds pursuant to the provisions of this Agreement will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Plan established or maintained by such Borrower or any ERISA Affiliate or to which such Borrower has made contributions had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent Plan year of such Plan heretofore ended. No material liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that are due have been paid) has been incurred (but not satisfied), or is reasonably expected to be incurred by such Borrower or any ERISA Affiliate with respect to any PBGC Plan or Multiple Employer Plan in respect of which such Borrower or any ERISA Affiliate is or has been an "employer" (as defined in Section 3(5) of ERISA) and there has not been any event or condition, in addition to a Termination Event, which presents a material risk of the termination of any such PBGC Plan under circumstances which, in the reasonable determination of the Agent, could result in a material liability to such Borrower. All accrued obligations that are either individually or in the aggregate material to such Borrower or to any ERISA Affiliate (but only if such ERISA Affiliate's accrued obligation could result in a material liability to such Borrower), whether arising by operation of law, by contract or by past custom or practice, for payments by any of them to any trust or other fund or to any Governmental Authority with respect to pension benefits, unemployment compensation benefits, social security or other benefits for employees or former employees of such Borrower or any ERISA Affiliate have been paid or adequate accruals therefor have been made, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of such Borrower or any ERISA Affiliate, or otherwise. All accrued obligations that are either individually or in the aggregate material to such Borrower or to any ERISA Affiliate (but only if such ERISA Affiliate's accrued obligations could result in a material liability to such Borrower), whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation payable to employees or former employees of such Borrower or any ERISA Affiliate have been paid or adequate accruals therefor have been made in the books and records of such Borrower or the appropriate ERISA Affiliate. For purposes of this SECTION, an obligation or liability shall be considered material if it results in a Material Adverse Effect. No Lien in favor of a Plan exists nor has there been any occurrence that with the passage of time could likely result in the imposition of a Lien in favor of any Plan. There has been no failure to comply with the continuing health care coverage requirements of Section 162(k) of the Code.

          8.15. INTELLECTUAL PROPERTY.

                Such Borrower and each Subsidiary of such Borrower owns, is licensed or otherwise has the lawful right to use all Intellectual Property
(a) used in, or necessary for, the conduct of its business as currently conducted, and (b) the unavailability of which might have a Material Adverse Effect. Except as disclosed on EXHIBIT 8.15 hereof, to the best of its knowledge, the use of such Intellectual Property by such Borrower or any Subsidiary of such Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of such Borrower or any Subsidiary of such Borrower which has, or is likely to have, a Material Adverse Effect. No event has occurred which permits or, after notice or lapse of time, or both, would permit, the revocation or termination of any Intellectual Property which might have a Material Adverse Effect.

          8.16. COMPLIANCE WITH LAWS.

                The business and operations of such Borrower and each Subsidiary of such Borrower are in compliance (to the extent necessary so that any failure to comply would not have a Material Adverse Effect) with all Governmental Requirements (including, without limitation, the Securities Act, the Securities Exchange Act and state securities law or "Blue Sky" laws).

          8.17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                All representations and warranties in each Loan Document shall survive the delivery of the Notes and the making of any Loans.

     9.   AFFIRMATIVE COVENANTS.

          So long as any Obligations of any Borrower remain outstanding or any Lender shall have any Commitment to any Borrower hereunder, each Borrower and Guarantor agrees as follows, provided that, as to VLEH, the Sterling Borrowers and VLA, such agreement exists only so long as such Borrower or Guarantor has outstanding Obligations or a Lender has an existing Commitment to such Borrower:

          9.1.  COMPLIANCE WITH LAWS, ETC.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, comply (to the extent necessary so that any failure to comply would not have a Material Adverse Effect) with all Governmental Requirements (including, without limitation, all laws, regulations, or directives with respect to equal employment opportunity and employee safety in each jurisdiction in which such Person does business); provided, however, that this SECTION shall not prevent any Borrower, Guarantor or any Subsidiary from, in good faith and with reasonable diligence, contesting the validity or application of any Governmental Requirement by appropriate legal proceedings.


          9.2.  REPORTING AND NOTICE REQUIREMENTS.

                VLH will furnish to each Lender:

                (a)  MONTHLY FINANCIAL STATEMENTS

                     As soon as available and in any event within thirty (30) days after the end of each calendar month (including September), unaudited consolidated and consolidating balance sheets of VLH as of the end of such month, consolidated and consolidating statements of income and consolidated cash flow statements of VLH for such month, setting forth in each case in comparative form corresponding consolidated figures for the corresponding period in the immediately preceding fiscal year of VLH, all in reasonable detail, and reasonably satisfactory in form, substance and scope to the Agent, and certified by the chief financial officer of VLH as presenting fairly the financial position of VLH as of the date indicated and the results of its operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end adjustments;

                (b)  ANNUAL FINANCIAL STATEMENTS

                     As soon as available and in any event within ninety (90) days after the end of each fiscal year of VLH, audited consolidated statements of income and stockholder's equity and cash flow statements of VLH for such year, and audited consolidated balance sheets of VLH as of the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the immediately preceding audit, all in reasonable detail, together with the unqualified opinion of VLH's accountants or such other independent certified public accountants of recognized national standing as are selected by VLH, stating that such financial statements fairly present the consolidated financial position of VLH as of the date indicated and the consolidated results of their operations and changes in financial position for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                (c)  COMPLIANCE REPORT

                     Together with each delivery of financial statements pursuant to SECTION 9.2(a) AND 9.2(b), an Officer's Certificate of VLH (i) stating that the signer has reviewed the terms of this Agreement and the other Loan Documents, and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the members of the Vari-Lite Corporate Group during the accounting period covered by such financial statements and that the signer does not have knowledge of the existence and continuance as at the date of such Officer's Certificate of any condition or event which constitutes an Event of Default or Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action is being taken or is proposed with respect thereto, (ii) demonstrating in reasonable detail compliance with the financial covenants contained in ARTICLE 10, and (iii) demonstrating compliance with SECTION 9.10, and (iv) containing such further information as may be required by the Agent from time to time;

                (d)  MANAGEMENT REPORT

                     As soon as possible, and in any event within ninety (90) days after the end of each fiscal year, a detailed management report containing (i) a review of the year end financial results of the Vari-Lite Corporate Group, (ii) an analysis of the Equipment and Inventory of the Vari-Lite Corporate Group, operations, prospects and results for such fiscal year, and (iii) a discussion of its business plans for the current fiscal year;

                (e)  ASSET STATEMENT

                     Within forty-five (45) days after the end of each fiscal quarter, an updated statement of all Equipment and Inventory of the Vari-Lite Corporate Group, listed by type, location and book value;

                (f)  AGED RECEIVABLES

                     Within thirty (30) days after the end of each fiscal quarter, an unconsolidated aging of accounts receivable for each member of the Vari-Lite Corporate Group;

                (g)  NOTICE OF DEFAULT

                     Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and the action which the appropriate Borrower is taking or proposes to take with respect thereto; and

                (h)  ADDITIONAL INFORMATION

                     Promptly after any request therefor, such other information respecting the Assets, condition or operations, financial or otherwise, of any Borrower or any Subsidiary as any Lender may from time to time reasonably request.

          9.3.  ACCOUNTING SYSTEMS.

                VLH will, and will cause each other member of the Vari-Lite Corporate Group to, maintain, or cause to be maintained, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

          9.4.  TAXES AND OTHER LIENS.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, pay and discharge, or will cause to be paid and discharged, promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or Assets as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Asset; PROVIDED, HOWEVER, that it shall not be required to pay any Contested Claims.

          9.5.  MAINTENANCE OF CORPORATE EXISTENCE AND PERMITS.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, maintain its corporate existence, and to maintain all permits and approvals from each Governmental Authority to the extent necessary so that any failure to maintain such permit or approval would not have a Material Adverse Effect.

          9.6.  MAINTENANCE OF ASSETS.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, at all times maintain, preserve, protect and keep, or cause to be maintained, preserved protected and kept, its Assets in working order, and condition (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments, and improvements to its Assets as are appropriate, so that (a) it maintains its current line of business, (b) the business carried on in connection therewith may be conducted properly at all times, and (c) its Assets are operated in compliance with all Environmental Laws; PROVIDED, HOWEVER, that nothing in this SECTION shall prevent any Borrower, Guarantor, or any Subsidiary thereof, from selling, abandoning, or otherwise disposing of any of its property in the ordinary course of business or if such property is obsolete or is no longer of use in its business, if, in the opinion of its management, the transfer is not otherwise prohibited under any Loan Document and such sale, abandonment, or other disposition is in its best interest. VLI or Showco, as the case may be, shall continue to own the Intellectual Property rights currently owned by it, and all such future patents, trademarks and trade names developed within the Vari-Lite Corporate Group shall be registered in the name of VLI or Showco.

          9.7.  FURTHER ASSURANCES.

                Each Borrower and Guarantor will, whenever and as often as the Lenders may reasonably request, at such Borrower's or Guarantor's own expense, as the case may be, promptly execute and deliver all such further instruments (including, without limitation, security agreements and financing statements) and do such other acts, as Lenders may reasonably request for the purpose of protecting or perfecting any Lien created or granted, or intended to be created or granted, in connection with any Loan Document or any of the transactions contemplated thereby or in order to insure that any such Lien is of the priority contemplated in such Loan Document, or in order otherwise to carry out more effectually the purposes and intent of any Loan Document; and will at its own expense obtain and furnish to Lenders all such opinions of independent legal counsel for the Vari-Lite Corporate Group (who must be reasonably acceptable to Lenders) as Lenders may reasonably request in connection with any such security, instrument, or act. VLA covenants and agrees that (a) to the extent that there is developed within Japanese business practice a generally accepted method by which to perfect the Liens of the Lenders in the assets of VLA that does not have a negative impact upon the business operations of VLA, or (b) upon the occurrence of an Event of Default, VLA shall use its reasonable best efforts, at the request of Agent, to perfect such Liens.

          9.8.  RIGHT OF INSPECTION.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, permit any officer, or employee of, or agent designated by, any Lender to visit and inspect any of its Assets, examine its corporate books or financial records, take copies and extracts therefrom and discuss its affairs and finances with its officers, all at such reasonable times and as often as the Lenders may reasonably desire. Lenders shall make their best efforts to coordinate any such visits, inspections and discussions with the Agent.

          9.9.  ERISA INFORMATION AND COMPLIANCE.

                (a) VLH will furnish to the Lenders (a) if requested by a Lender, promptly after the filing thereof with the Internal Revenue Service copies of each Schedule B (actuarial information) to the annual report with respect to each Plan; (b) promptly after becoming aware of the occurrence of any Termination Event in connection with any Multiple Employer Plan or PBGC Plan, a written notice signed by the chief executive officer of VLH specifying the nature thereof and any action VLH or appropriate ERISA Affiliate proposes to take with respect thereto; (c) promptly and in any event within ten (10) days after receipt thereof by VLH or any of its ERISA Affiliates from the PBGC, copies of each notice received by VLH or any such ERISA Affiliate of the PBGC's intention to terminate any Multiple Employer Plan or PBGC Plan or to have a trustee appointed under Section 4042(b) or Section 4049 of ERISA to administer any PBGC Plan or Multiple Employer Plan in either event under circumstances which, in the reasonable judgment of the Agent, could result in material liability to VLH or any ERISA Affiliate; (d) promptly upon receipt of same a written notice in the event there is either a failure of VLH or an ERISA Affiliate to comply with the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or an application for a waiver from either or both of such standards is requested or received by VLH or an ERISA Affiliate with respect to a PBGC Plan or a Multiple Employer Plan and in either event the failure to comply or the application or grant of waiver is with respect to a material amount; and (e) promptly, and in any event within ten (10) days after receipt thereof by VLH or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by VLH or any of its ERISA Affiliates concerning the imposition and the amount of withdrawal liability upon VLH or an ERISA Affiliate by a Multiemployer Plan pursuant to Section 4202 of ERISA. VLH will comply in all material respects with all applicable provisions of ERISA, the violation of which would have a Material Adverse Effect.

                (b) VLH shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all employee benefit plans described in
Section 3(3) of ERISA which is maintained or contributed to for the benefit of any foreign employees of VLH or any ERISA Affiliate and is not covered by ERISA pursuant to ERISA Section 4(b)(4) to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such benefit plans, except for failures to comply which, in the aggregate, would not have a Material Adverse Effect.

          9.10. KEY-MAN LIFE INSURANCE.

                VLH shall maintain, or shall cause to be maintained, key-man life insurance policies with respect to each Person identified on EXHIBIT
9.10 attached hereto and made a part hereof in the amount set forth opposite such Person's name on such EXHIBIT, issued by a reputable insurance company reasonably acceptable to the Agent, naming such Person's employer as beneficiary. From time to time, on request of the Agent, Borrower shall furnish to the Agent evidence that each such insurance policy is in full force and effect. The key man life insurance policy on Mr. Bornhorst shall be assigned to the Agent for the benefit of the Lenders. If, during the term of this Agreement, any proceeds shall be received by the Agent from such policy, then such proceeds shall, (a) if an Event of Default shall exist and be continuing, be used to reduce the Obligations of the Borrowers in the direct order of their maturity and in accordance with SECTION 6.6 hereof or,
(b) if no Event of Default shall exist, be delivered by the Agent to VLI for the general corporate use of the Vari-Lite Corporate Group.

          9.11. INSURANCE.

                Each Borrower and Guarantor will comply with the insurance requirements set forth in each Security Document to which such Person is a party.

          9.12. COMPLIANCE WITH MATERIAL AGREEMENTS.

                Each Borrower and Guarantor will, and will cause each Subsidiary to, comply in all material respects with each material agreement to which it is a party or which affects any Assets of Borrower or such Subsidiary or the business of such Borrower or Guarantor or Subsidiary, if such Borrower's or such Guarantor's or such Subsidiary's noncompliance therewith would have a Material Adverse Effect.

          9.13. CHIEF EXECUTIVE OFFICER.

                H.R. Brutsch III shall continue as the full-time Chief Executive Officer of VLH and VLI and the full-time Chairman of VLEH. No change in Mr. Brutsch 's position with VLH, VLI or VLEH shall be permitted without the prior written consent of all Lenders.

          9.14. BANK ACCOUNTS.

                Each Borrower will use its reasonable best efforts to maintain the bank accounts it uses as its operating accounts with one of the Lenders. VLA shall open an account at NBD-Tokyo and shall maintain a daily average balance during each fiscal year of VLA in such account of at least Y50,000,000.00, which amount may be withdrawn from time to time by VLA so long as there does not exist a Default or an Event of Default. Upon the occurrence of a Default or an Event of Default, VLA shall deposit with NBD-Tokyo an amount, if any, which is needed to bring the balance in such account to Y50,000,000.00. Upon the occurrence and during the continuance of a Default or an Event of Default, VLA may not withdraw any funds from such account at NBD-Tokyo.

          9.15. SHARE REPURCHASE.

                VLH will acquire the shares of its Class B Common Stock that it is required to repurchase from the Engineers under the terms of the Buy-Sell Agreement only through the issuance of a Share Repurchase Note.

          9.16. SUBORDINATION OF INTERCOMPANY DEBT.

                Each Borrower and Guarantor covenants and agrees that, to the extent provided in this SECTION 9.16, the Intercompany Obligations shall be subordinate, junior and inferior in right, payment and collection to the prior payment and performance in full of the Obligations, and any Liens granted to secure the Intercompany Obligations shall be subordinate, junior and inferior in right to the Liens securing the Obligations.

                (a) Upon any distribution of assets of any Intercompany Debtor pursuant to or during (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to such Intercompany Debtor or its creditors, or to its assets, (ii) any liquidation, dissolution or other winding up of such Intercompany Debtor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Intercompany Debtor (any such case, proceeding, receivership, liquidation, reorganization, liquidation, dissolution, winding up or assignment of the type described in the preceding clauses (i) , (ii) or
(iii) is referred to herein as a "Proceeding"), then in the event of any such Proceeding, the Lenders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations, or provision shall be made for such payment in cash before the applicable Intercompany Holder shall be entitled to receive any payment of any type on account of the Intercompany Obligations owed by such Intercompany Debtor, and to that end Lenders shall be entitled to receive, for application to the payment of the Obligations, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of Intercompany Obligations in any such Proceeding.
In the event that, notwithstanding the foregoing provisions of this SECTION 9.16(a), any Intercompany Holder shall have received any payment or distribution of assets of any Intercompany Debtor of any kind or character, whether in cash, property or securities which it is prohibited from receiving pursuant to this SECTION, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Intercompany Debtor for application to the payment of all Obligations remaining unpaid, to the extent necessary to pay all Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of the Obligations.

                (b) Upon the occurrence of any Event of Default, until such Event of Default shall have been cured or waived or shall have ceased to exist and acceleration (if any) as a result thereof shall have been rescinded or annulled, no payment shall be made by any Intercompany Debtor or received by any Intercompany Holder on account of Intercompany Obligations.

                (c) Notwithstanding any provision of this Agreement to the contrary, at any time that the Intercompany Holders are prohibited from receiving payment on the Intercompany Obligations pursuant to SECTION 9.16(b) above, such Intercompany Holders shall be prohibited from taking any action towards the collection of Intercompany Obligations or the payment of any other amounts in respect thereof. Without limiting the foregoing, the Intercompany Holders shall be prohibited, during such period, from directly or indirectly, (i) suing for (including, without limitation, the commencement or joining with any other creditors of any Intercompany Debtor in the commencement of any bankruptcy, reorganization, receivership or insolvency proceeding against any Intercompany Debtor) any amounts due in respect of Intercompany Obligations, (ii) exercising any right of set off for the collection of any amounts due in respect of the Intercompany Obligations, or
(iii) taking any action to enforce the Liens securing Permitted Intercompany Secured Debt.

                (d) If, notwithstanding the provisions of this SECTION 9.16, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by any Intercompany Holder at any time that payment to or receipt by such Intercompany Holder is prohibited hereunder, then such Intercompany Holder shall immediately notify Agent of the receipt of such payment, distribution or security and such Intercompany Holder shall hold all payments received in contravention of the terms hereof in trust for the benefit of, and shall immediately pay the same over or deliver or transfer the same to Agent for application to the Obligations until all Obligations have been paid in full.

                (e) To the extent any payment of Obligations is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any applicable bankruptcy or insolvency law, then, if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          9.17  VLE MASTER DISTRIBUTORSHIP AGREEMENT.

          VLI and VLE shall, within thirty (30) days of the Closing Date, restate the VLE Master Distributorship Agreement, on terms and conditions reasonably satisfactory to Agent, to ensure that none of the provisions of such agreement conflict with the terms and conditions of this Agreement and the other Loan Documents.

     10.  VLH FINANCIAL COVENANTS.

          VLH covenants and agrees that it shall comply, and cause the other members of the Vari-Lite Corporate Group to comply, at all times, with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the monetary Obligations (other than indemnities under this Agreement which are not yet due and except to the extent waived by Majority Lenders):

          10.1. MINIMUM FIXED CHARGE COVER RATIO.

                VLH shall not permit, for the twelve-month period ending on the date of the calculation thereof, its ratio of (i) EBITDA minus (A) Capital Expenditures (excluding therefrom Capital Expenditures made in connection with the acquisition by the Sterling Borrowers of the Vari-Lite U.K. Assets) plus (B) prepayment penalties (to the extent deducted in determining EBITDA) paid on financing from Chrysler Capital Corporation and CIT Group by the Vari-Lite Corporate Group and non-cash writedowns of loan origination fees stemming therefrom, to (ii) Fixed Charges, on a consolidated basis, to be less than the ratio indicated below at all times during the period set forth below:

                Period                                Ratio
                ------                                -----

                Beginning on the Closing Date       0.50 to 1
                and ending on
                September 29, 1994

                Beginning on September 30, 1994     0.80 to 1
                and ending on
                September 29, 1995

                Beginning on September 30, 1995     1.50 to 1
                and ending on
                September 29, 1996

                Beginning on September 30, 1996     1.50 to 1
                and ending on
                September 29, 1997

                Beginning on September 30, 1997     1.75 to 1
                and ending on
                September 29, 1998

                On and after September 30, 1998     1.75 to 1

          10.2. EARNINGS RATIO.

                VLH shall not permit, for the twelve-month period ending on the date of the calculation thereof, its ratio of (i) EBIT to (ii) Interest Expense, on a consolidated basis, to be less than the ratio indicated below at all times during the period set forth below:

                Period                                Ratio
                ------                                -----

                Beginning on the Closing Date       2.00 to 1
                and ending on
                September 29, 1994

                Beginning on September 30, 1994     2.75 to 1
                and ending on
                September 29, 1995

                Beginning on September 30, 1995     3.00 to 1
                and ending on
                September 29, 1996

                Beginning on September 30, 1996     3.00 to 1
                and ending on
                September 29, 1997

                Beginning on September 30, 1997     3.00 to 1
                and ending on
                September 29, 1998

                On and after September 30, 1998     3.00 to 1

          10.3. TANGIBLE NET WORTH.

                VLH shall not permit its Tangible Net Worth, on a consolidated basis, to be less than the amount indicated below at all times during the period set forth below:

                Period                                Amount
                ------                                ------

                Beginning on the Closing Date       $11,900,000
                and ending on
                September 29, 1994

                Beginning on September 30, 1994     $12,500,000
                and ending on
                September 29, 1995

                Beginning on September 30, 1995     $15,500,000
                and ending on
                September 29, 1996

                Beginning on September 30, 1996     $20,500,000
                and ending on
                September 29, 1997

                Beginning on September 30, 1997     $25,500,000
                September 29, 1997
                and ending on
                September 29, 1998

                On and after September 30, 1998     $30,500,000

          10.4. LEVERAGE RATIO.

                VLH shall not permit its ratio of (i) Liabilities to (ii) Tangible Net Worth, on a consolidated basis, to be greater than the ratio indicated below at any time during the period set forth below:

                Period                                Ratio
                ------                                -----

                Beginning on the Closing Date       3.95 to 1
                and ending on
                July 31, 1994

                Beginning on August 1, 1994         3.80 to 1
                and ending on
                September 29, 1994

                Beginning on September 30, 1994     3.50 to 1
                and ending on
                September 29, 1995

                Beginning on September 30, 1995     2.90 to 1
                and ending on
                September 29, 1996

                Beginning on September 30, 1996     1.90 to 1
                and ending on
                September 29, 1997

                Beginning on September 30, 1997     1.50 to 1
                and ending on
                September 29, 1998


                On and after September 30, 1998     1.20 to 1

          10.5. BOOK VALUE.

                VLH shall not permit (i) its ratio of (A) the book value of the Equipment and Inventory of the Vari-Lite Corporate Group located in the United States to (B) the outstanding principal indebtedness plus accrued and unpaid interest of VLI and Showco hereunder, on a consolidated basis, to be less than 0.9:1.0 at any time, or (ii) its ratio of (A) the book value of the Equipment and Inventory of the Vari-Lite Corporate Group wherever located in the United States, England and Japan to (B) the outstanding principal indebtedness and accrued plus unpaid interest of all members of the Vari-Lite Corporate Group hereunder, on a consolidated basis, to be less than 0.9:1.0 at any time. In computing compliance with this SECTION 10.5, the book value of any Equipment which is leased pursuant to the leases described in EXHIBIT
10.5 shall be excluded.

     11.  NEGATIVE COVENANTS.

          So long as any Obligations of any Borrower remain outstanding or any Lender shall have any Commitment to any Borrower hereunder, each Borrower and Guarantor agrees as follows, provided that, as to VLEH, the Sterling Borrowers and VLA, such agreement exists only so long as such Borrower or Guarantor has outstanding Obligations or a Lender has an existing Commitment to such Borrower:

          11.1. LIENS, ETC.

                No Borrower, Guarantor, or any Subsidiary thereof will be permitted to grant, incur, permit, create, or suffer to exist, any Lien on any of such Person's Assets except:

                (a)  Liens in favor of the Lenders, pursuant to any Loan
Document;

                (b)  Permitted Liens;

                (c)  Liens existing on the date hereof and described on
EXHIBIT 11.1(c) and Liens extending any such existing Lien; PROVIDED THAT the principal amount secured by such Lien is not increased and the extended Lien does not cover any Asset of such Person which is not covered by the existing Lien extended thereby;

                (d)  Liens securing Debt described in SECTION 11.2(d);

                (e) Liens granted pursuant to distribution agreements to secure notes or advances not to exceed at any one time outstanding $1,500,000 payable to distributors of VLI's products located in Argentina, Australia, Hong Kong and Mexico; and

                (f)  Liens securing Permitted Intercompany Secured Debt.

          11.2. DEBT.

                No Borrower or Guarantor will create or suffer to exist, or will permit any Subsidiary to create or suffer to exist, any Debt except:

                (a)  Debt to the Lenders evidenced by any Loan Document;

                (b)  Debt existing as of the date hereof and described in
EXHIBIT 11.2(b) and renewals, extensions or refinancings thereof currently contemplated by existing documents relating to such Debt;

                (c)  Permitted Intercompany Debt;

                (d) Debt incurred upon acquisition or within 90 days thereof to finance the purchase or lease of fixed or capital assets (excluding lighting and sound equipment and other equipment which is typically leased or rented by the Vari-Lite Corporate Group to its customers) up to a maximum aggregate amount for the consolidated Vari-Lite Corporate Group at any one time outstanding of $2,000,000; provided, however, that no greater than $500,000 of such Debt may be incurred in any fiscal year.

                (e) Debt representing advances by distributors and sub-distributors (other than a member of the Vari-Lite Corporate Group), not to exceed at any time outstanding the aggregate amount of $10,000,000.00, for products leased by such distributors;

                (f) Debt evidenced by the Subordinated Warrant Note in the event that Chrysler exercises its put rights contained in Section 14 of the Warrant Certificate;

                (g)  Debt evidenced by the Share Repurchase Notes;

                (h)  Debt evidenced by the Penalty Note; and

                (i)  Any refinancing or renewal of the Debt permitted by this
SECTION 11.2, provided that such refinancing or renewal does not increase the then current principal amount of such Debt.

          11.3. LIABILITIES OF SUBSIDIARIES.

                (a) Liabilities of VLA, LESS the sum of (i) the Obligations of VLA to the Lenders hereunder plus (ii) the Permitted Intercompany Debt of VLA, shall not exceed, at any time, Y100,000,000.00.

                (b) Liabilities of VLEH and the Sterling Borrowers, taken as a whole, LESS the sum of (i) the Obligations of VLEH and the Sterling Borrowers to the Lenders hereunder PLUS (ii) the Permitted Intercompany Debt of VLEH and the Sterling Borrowers, each, taken as a whole, shall not exceed, at any time, L5,000,000.00.

          11.4. DIVIDENDS, DISTRIBUTIONS, ETC.

                (a) VLH will not declare or make any dividend payment or other distribution of Assets, cash, rights, obligations, or securities on account of any shares of any class of capital stock of VLH, or purchase, redeem, or otherwise acquire for value any shares of any class of capital stock of VLH or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding; PROVIDED THAT, so long as no Default or Event of Default is continuing:

                     (i) VLH may pay dividends during each annual period set forth below in an aggregate amount not to exceed:

                          (A)   for the annual period commencing on the
Closing Date and ending on March 31, 1995, the lesser of (1) $600,000.00 MINUS the net positive difference, if any, between (x) all cash payments made in respect of the Share Repurchase Notes during such period and (y) all cash payments received by VLH during such period for the sale of its Class B Common Stock and (2) 50% of the result obtained by subtracting (x) all cash payments made during such period under the Subordinated Warrant Note from (y) consolidated Net Income of VLH for such period; and

                          (B)   for each annual period thereafter during the
term hereof, the lesser of (1) $1,000,000.00 MINUS the net positive difference, if any, between (x) all cash payments made in respect of the Share Repurchase Notes during such period and (y) all cash payments received by VLH during such period for the sale of its Class B Common Stock and (2) 50% of the result obtained by subtracting (x) all cash payments made during such period under the Subordinated Warrant Note from (y) consolidated Net Income of VLH for such period.

                     (ii) VLH may (A) repurchase the Chrysler Warrant in the event that Chrysler exercises its put option under the Warrant Certificate, but only in the event that such repurchase is made by the issuance by VLH of the Subordinated Warrant Note, and (B) repurchase shares of its Class B Common Stock as contemplated by the Buy-Sell Agreements, but, with respect to the shares of the Engineers, only by the issuance of Share Repurchase Notes.

          11.5. MERGERS, ETC.

                No Borrower or Guarantor will, and no Subsidiary will be permitted to, merge or consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock of, any Person.

          11.6. INVESTMENTS, LOANS, AND ADVANCES.

                No Borrower or Guarantor will, nor will it permit any Subsidiary to, make any Investment, except that:

                (a) the U.S. Companies and VLA may loan Permitted Intercompany Secured Debt to the Sterling Borrowers in an amount not to exceed, in the aggregate, the Dollar Equivalent of $2,000,000.00 at any one time outstanding;

                (b) any of the U.S. Companies may loan Permitted Intercompany Debt to each other;

                (c) VLEH and any of the Sterling Borrowers may loan Permitted Intercompany Debt to each other;

                (d) VLH may make an Investment in VLEH on or about the Closing Date in the approximate amount of $1,200,000;

                (e)  VLH may make Investments in VLI or Showco;

                (f)  VLEH may make Investments in the Sterling Borrowers;

                (g) VLA, the Sterling Borrowers and VLEH may make Investments in, and loan Permitted Intercompany Debt to, the U.S. Companies; and

                (h) each Borrower, Guarantor and Subsidiary may own, purchase, or acquire Cash Equivalents.

          11.7. CAPITAL EXPENDITURES.

                (a) Showco shall not make expenditures for fixed or capital assets during any fiscal year in an aggregate amount in excess of $1,000,000.00.

                (b) The Vari-Lite Corporate Group shall not make expenditures in an aggregate principal amount in excess of $2,000,000.00 related to the production and inventorying of AR500 and Mini Architectural lights.

          11.8. USE OF PROCEEDS.

                No Borrower will use, nor permit the use of, all or any portion of any Loan for any purpose not permitted by SECTIONS 3.3 AND 4.3 hereof.

          11.9. ISSUANCE OF SHARES.

                No Borrower or Guarantor will, and no Subsidiary will be permitted to, issue, sell, or otherwise dispose of any shares of its capital stock or other equity securities, or rights, warrants, or options to purchase or acquire any shares or equity securities, except that VLH may issue or sell its non-voting Class B Common Stock or one or more series of its preferred stock but only if (a) such stock is not convertible into the Class A Common Stock of VLH, (b) no mandatory dividend payments or mandatory redemption rights exist with respect to such stock, and (c) such stock shall not affect the existing voting structure for the currently issued and outstanding stock of VLH under the Voting Trust Agreement. In addition, VLH may issue shares of its Class A Common Stock or other voting Common Stock in a public offering of its shares, provided that the proceeds of such offering shall be used, in part to pay the Obligations in full.

          11.10.     ERISA.

                VLH will not, and will not permit any ERISA Affiliate to:

                (a) do any of the following, which in the aggregate would reasonably be expected to have a Material Adverse Effect:

                     (i) engage in any transaction which it knows, or has reason to know, could result in a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                     (ii) fail to make any payments when due to any Multiemployer Plan that VLH or any Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                     (iii) incur withdrawal liability under ERISA to a Multiemployer Plan;

                     (iv) voluntarily terminate or, in the case of a "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraw from any Plan if such termination or withdrawal could result in the imposition of a Lien on any Asset of VLH or any ERISA Affiliate under Section 4068 of ERISA;

                     (v) subject to Section 412(m) of the Code, fail to make any required contribution when due to any Plan which with the passage of time would likely result in a Lien upon any Asset of VLH or any ERISA Affiliate;

                     (vi) adopt any amendment to a Plan, the effect of which is to increase the "current liability" (as defined in Section 302(d)(7) of ERISA) under the Plan; or

                     (vii) act or fail to act, and, as a result thereof, an event similar to any of those referred to in clauses (i) to (vi) would likely occur under the applicable laws of a foreign country;

                (b) permit the adoption, implementation, or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature whether or not such agreement or other agreement is subject to the funding requirements of ERISA which could reasonably be expected to have a Material Adverse Effect.

          11.11.     NO CHANGE OF BUSINESS.

                No Borrower or Guarantor will engage in any business other than those it is engaged in on the date hereof, and reasonably related business, including the line of business described in SECTION 11.7(b).
Except for the sale of architectural products and the sale of assets permitted by SECTION 9.6, VLI will not convey, transfer or otherwise dispose of any material assets, including its lighting equipment; provided, however, that such restriction is not intended to prevent the VLH Corporate Group from conducting its business in the manner in which it has conducted its business to date through leases, rentals, distribution agreements or other similar arrangements.

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

          11.12. NO MODIFICATION OF MASTER DISTRIBUTORSHIP AGREEMENTS.

                 No member of the VLI Corporate Group which is a party to a Master Distributorship Agreement will permit any material modification of such Master Distributorship Agreement, except for (a) modifications to financial terms thereof and (b) the restatement, within thirty (30) days of the Closing Date, of the Master Distributorship Agreement between VLI and VLE on terms and conditions as provided in SECTION 9.17.


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


     12.  EVENTS OF DEFAULT; REMEDIES.

          12.1. EVENTS OF DEFAULT.

                If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                (a) any Borrower shall fail to pay, repay, or prepay any principal of any Note or the VLA Term Loan, or payment under an Interest Rate Contract or FX Obligation, when the same becomes due and payable in compliance with this Agreement or any Borrower shall fail to pay when due any interest on any Note, the VLA Term Loan Interest Rate Contract or FX Obligation or any fee (including, without limitation, any Fee) or any other amount owing by it to the Agent or any Lender pursuant to any Loan Document to which such Borrower is a party within three (3) days after the due date thereof;

                (b) any representation, warranty, certification, or statement made by any Borrower or Guarantor herein or by any Borrower or Guarantor in connection with any Loan Document to which such Borrower or Guarantor is a party or any certificate, financial statement, or other document delivered pursuant to any Loan Document to which any Borrower or Guarantor is a party shall prove to have been incorrect in any material respect when made or when deemed made;

                (c) any Borrower shall fail to perform or observe (i) any term, covenant, or agreement contained in ARTICLE 10 or SECTIONS 9.13, 11.3, 11.4, 11.5, 11.7, 11.9, 11.11, 11.12, or 11.13, or (ii) any other term, covenant, or agreement contained in this Agreement (other than those referred to in ARTICLE 10 or SECTIONS 9.13, 11.3, 11.4, 11.5, 11.7, 11.9, 11.11,
11.12, or 11.13) on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the earlier of (i) notice of such failure from Agent, or (ii) Agent is notified of such failure or should have been so notified pursuant to the provisions of SECTION 9.2(f) hereof;

                (d) any Event of Default shall occur and be continuing under any one of the Guaranties or any other Security Document;

                (e) any Borrower or Guarantor shall fail to pay any principal of or premium or interest on any Debt with an outstanding balance of $500,000.00 or more when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and such failure shall not have been waived or consented to in accordance with the documents evidencing such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt and such event shall not have been waived or consented to in accordance with the documents evidencing such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                (f) any Borrower or Guarantor (i) admits in writing its inability to pay its debts or other obligations generally as they become due;
(ii) generally fails to pay its debts or other obligations as they become due; (iii) files a petition or answer seeking for itself, or consenting to or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under, any Debtor Laws; or (iv) makes an assignment for the benefit of its creditors;

                (g) there is appointed a receiver, custodian, liquidator, fiscal agent, administrator or trustee of any Borrower or Guarantor or of the whole or any substantial part of its respective property, or any court enters an order approving a petition filed against any Borrower or Guarantor seeking reorganization, arrangement, composition, readjustment, administration, liquidation, dissolution, or similar relief under any Debtor Laws and either such order so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within sixty (60) days of entry thereof or an order for relief is entered pursuant to any such law;

                (h) any order is entered in any proceedings against any Borrower or Guarantor decreeing the dissolution of such Borrower or Guarantor and such order remains unstayed and in effect for more than sixty (60) days;

                (i) any final order for the payment of money in the aggregate in excess of $500,000.00, or the Dollar Equivalent thereof, shall be rendered against any Borrower or Guarantor and such order shall continue unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such order, or (ii) there shall be any period of thirty
(30) consecutive days during which a stay of enforcement of such order, by reason of a pending appeal or otherwise, shall not be in effect;

                (j) any non-monetary order which reasonably could be expected to have a monetary effect of $500,000.00 or more shall be rendered against any Borrower or Guarantor which has or could reasonably be expected to have (i) a Material Adverse Effect, or (ii) a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document, and either (A) enforcement proceedings shall have been commenced by any Person upon such order, or (B) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such order, by reason of a pending appeal or otherwise, shall not be in effect;

                (k) except pursuant to the express terms of any Loan Document, (i) any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in all material respects or be declared to be null and void in any material respect; or (ii) any Lien (x) granted pursuant to any Loan Document which has been perfected shall cease to be perfected and of first priority with respect to any material Asset of Borrower or any Guarantor (except for Liens permitted by Section 11.1(b)), or (y) any other Lien (except for Liens permitted by
SECTION 11.1(b)) granted pursuant to any

Loan Document which has been perfected shall cease to be perfected and of first priority and shall not be reinstated to Agent's satisfaction within ten
(10) days following the earlier of (1) a Borrower or Guarantor becoming aware of such Lien failure, or (2) the applicable Borrower or Guarantor receiving notice from Agent or any Lender of the failure of such Lien; or (iii) the validity or enforceability of any Loan Document shall be contested by any Person that is a party thereto (other than the Agent or any Lender); or (iv) any Person (other than the Agent or any Lender) shall deny that it has any, or any further, liability or Obligations under any Loan Document to which it is a party; or (v) the execution and delivery of any Loan Document or the effectuation of the transactions contemplated herein shall result in the creation or imposition of any Lien upon any properties of a Borrower or a Guarantor, other than those in favor of the Agent, Coutts and NBD for the benefit of each Lender, as contemplated by the Loan Documents;

                (l) the Voting Trust shall be amended in any material respect without the consent of the Lenders, or is terminated or otherwise rendered null and void for any reason;

                (m) (i) VLH, or any ERISA affiliate, or any of its agents or representatives shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to such Person; (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan or Multiple Employer Plan, if in the reasonable judgment of the Agent, such accumulated funding deficiency would give rise to a material liability of any Borrower or Guarantor; (iii) VLH or any ERISA Affiliate shall apply for or be granted a funding waiver under Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount; (iv) a Reportable Event (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under applicable PBGC regulations) shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is, in the reasonable opinion of the Agent, likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of any Borrower or Guarantor; (v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan or a Multiple Employer Plan which proceeding is, in the reasonable opinion of the Agent, likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of any Borrower or Guarantor with respect to such termination; (vi) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan under Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of any Borrower, Guarantor or any ERISA Affiliate; (vii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that, in the reasonable opinion of the Agent, there could be a material liability incurred by or imposed upon any Borrower, Guarantor or any ERISA Affiliate; (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances which, in the reasonable opinion of the Agent, would likely subject any Borrower or any ERISA Affiliate to material liability; or (ix) any event or condition described in (i) through
(viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, a Multiple Employer Plan or a Multiemployer

Plan which individually or in combination with one or more of any events described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the reasonable opinion of the Agent would likely, subject VLH or any ERISA Affiliate to any tax, penalty or other liability which could have a Material Adverse Effect on any Borrower or Guarantor; or

                (n) VLH shall acquire the Chrysler Warrant other than through the Subordinated Warrant Note;

then, and except as provided below, in any such event, the Agent (i) shall at the request, or may with the consent, of Majority Lenders, by notice to the Borrowers, declare the several obligations of each Lender to permit Borrowings to be made by any Borrower to be terminated, whereupon the Commitments shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under any Loan Document, to be forthwith due and payable, whereupon the Notes, all such interest, and all such other amounts, shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by each Borrower; (PROVIDED, HOWEVER, that with respect to any Event of Default described in SUBSECTIONS 12.1(f), (g) OR (h), (A) the Commitments shall automatically be terminated, and (B) the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all such other amounts payable under any Loan Document, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by each Borrower.

          12.2. OTHER REMEDIES.

                Upon the occurrence and during the continuance of any Event of Default, the Agent shall at the request, and may with the consent, of the Majority Lenders (subject to the provisions of the other Loan Documents), proceed to protect and enforce the rights of the Lenders either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document; or may instruct Agent to direct the Collateral Agents to proceed to enforce the payment of the Obligations under any other Loan Document in the manner set forth therein or may instruct the Agent to direct the Collateral Agents to proceed to foreclose upon any Liens granted pursuant to any Security Document in the manner set forth therein; it being intended that no remedy conferred in any Loan Document is to be exclusive of any other remedy, and each and every remedy contained in any Loan Document shall be cumulative and shall be in addition to every other remedy given under such Loan Document or now or hereafter existing at law or in equity or by statute or otherwise.


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

     13.  THE AGENT.

          13.1. AUTHORIZATION AND ACTION.

                Each Lender hereby appoints BBH as its Agent hereunder and irrevocably authorizes the Agent to take such action and to exercise such powers under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender expressly authorizes the Agent to execute, deliver, and perform its obligations under each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers, and remedies that the Agent may have thereunder. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act, or to refrain from acting (and shall be fully protected in so acting or refraining from acting), upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of any Note; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower or Guarantor pursuant to the terms of any Loan Document.

          13.2. AGENT'S RELIANCE, ETC.

                Neither the Agent nor any of its directors, partners, officers, agents, or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (a) may treat the original or any successor holder of any Notes as the holder thereof; (b) may employ and consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable to any Lender for any action taken, or omitted to be taken, in good faith by it or them in accordance with the advice of such counsel, accountants, or experts received in such consultations and shall not be liable for any negligence or misconduct of any such counsel, accountants, or other experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any opinions, certifications, statements, warranties, or representations made in or in connection with any Loan Document; (d) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Document or any other instrument or document furnished pursuant thereto or to satisfy itself that all conditions to and requirements for any Borrowing have been met or that a Borrower is entitled to any Loan or to inspect the properties (including the books and records) of any Borrower or Guarantor; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telecopier, telex, or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

          13.3. DEFAULTS.

                The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such nonpayment). Unless and until the Agent shall have received the directions referred to in
SECTION 13.1, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Lenders. Each Lender shall give Agent prompt notice of any Default under SECTION 12.1(a) of which such Lender is aware; provided, that in no case shall the failure to provide any such notice create any liability to such other Lenders hereunder.

          13.4. BBH AND AFFILIATES.

                With respect to its Commitment, any Loans made by it, and the Notes issued to it, BBH shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include BBH in its individual capacity. BBH and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, the Guarantors, any of their respective Affiliates and any Person who may do business with or own securities of the Borrowers, the Guarantors, or any such Affiliate, all as if BBH were not the Agent and without any duty to account therefor to Lenders. Each Lender, Borrower and Guarantor acknowledges and consents to the following: James Clark and John Maxson, each a shareholder of VLH, have entered into business transactions with BBH, and BBH has made loans to each, has performed trust services for each, and has provided other financial services to each, and may do so again in the future; James Clark is a member of the Board of Directors of Brown Brothers Harriman Trust Company of Texas; Thomas Clynes, a BBH Senior Manager, is expected to become a member of the Board of Directors of VLH; and Cullum Clark, son of James Clark, is employed by BBH.

          13.5. NON-RELIANCE ON AGENT AND OTHER LENDERS.

                Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and the Guarantors and its own decision to enter into the transactions contemplated by the Loan Documents and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of any Loan Document or to inspect the properties or books

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

of the Borrowers or the Guarantors. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Borrowers or the Guarantors (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

          13.6. INDEMNIFICATION.

                Notwithstanding anything to the contrary herein contained, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the other Lenders against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of its taking or continuing to take any action. Each Lender agrees to indemnify the Agent, its officers, directors, partners, employees, agents and attorneys, and each of them (for purposes of this SECTION, the "INDEMNIFIED PARTIES") (to the extent not reimbursed by the Borrowers or Guarantors), according to such Lender's PRO-RATA Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to or arising out of any Loan Document or any action taken or omitted by the Indemnified Parties under any Loan Document; PROVIDED THAT no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Person being indemnified; AND PROVIDED FURTHER THAT IT IS THE INTENTION OF EACH LENDER TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THE INDEMNIFIED PARTIES' OWN NEGLIGENCE, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, ACTIVE OR PASSIVE. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its PRO RATA Percentage of any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrowers or the Guarantors.

          13.7. SUCCESSOR AGENT.

                The Agent may resign at any time as Agent under the Loan Documents by giving thirty (30) days advance written notice thereof to Lenders and the Borrowers and may be removed at any time with or without cause by all Lenders (other than Agent) acting jointly. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, with the approval VLH, which approval shall not be unreasonably withheld, except that no approval of the Borrowers shall be necessary if the Majority Lenders appoint a successor Agent which is then currently a Lender. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of

Lenders, appoint a successor Agent, with the approval of VLH, which approval shall not be unreasonably withheld, which shall be a bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          13.8. AGENT'S AND LENDERS' RELIANCE.

                Each Borrower shall notify the Agent and each Lender in writing of the names of its officers and employees authorized to request a Borrowing on behalf of such Borrower and shall provide the Agent and each Lender with a specimen signature of each such officer or employee. The Agent and each Lender shall be entitled to rely conclusively on such officer's or employee's authority to request a Borrowing on behalf of a Borrower until the Agent and each Lender receives written notice from such Borrower to the contrary. Neither the Agent nor any Lender shall have a duty to verify the authenticity of the signature appearing on any Notice of Borrowing and, with respect to any oral request for a Borrowing, neither the Agent nor any Lender shall have a duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of any Borrower. Neither the Agent nor any Lender shall incur any liability to Borrowers or Guarantors in acting upon any telephonic notice referred to above which the Agent or such Lender believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of a Borrower or for otherwise acting in good faith.

          13.9. LENDER NOTIFICATIONS TO AGENT.

                Each Lender agrees, from time to time as a change in any such rate may occur, to provide the Agent with such Lender's Base Rate then in effect for Base Rate Loans and such Lender's Eurodollar Rate, TIBOR or LIBOR then applicable to Eurocurrency Rate Loans. Each Lender further agrees to inform the Agent of any new Loans made and any increase in the principal amount outstanding on any existing Loans to a Borrower pursuant to this Agreement.

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

     14.  MISCELLANEOUS.

          14.1. WAIVERS, VOTING, AMENDMENT, ETC.

                (a) No failure or delay on the part of the Lenders in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrowers, the Guarantors
and the Lenders shall operate as a waiver of any right of the Lenders.   No
amendment, modification, waiver of or consent to any provision of this Agreement, the Notes or any other Loan Document nor consent to any departure by the Borrowers or the Guarantors therefrom shall in any event be effective unless the same shall be in writing, signed by the Majority Lenders; provided that no such amendment, modification, waiver or consent, as the case may be, which has the effect of (i) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by a Borrower to any Lender hereunder or under such Lender's Notes; (ii) increasing the amount, or extending the stated expiration or termination date, of a Lender's Commitment hereunder; (iii) changing SECTIONS 4.4, 4.6, 4.7, 6.6, 7.1 or this SECTION or the definitions of the terms "Commitment", "Majority Banks", or "PRO RATA Percentage"; (iv) releasing any Collateral; or (v) amending any provision within this Agreement that requires the consent of all the Lenders, shall be effective unless the same shall be signed by each Lender; and provided, further, that no such amendment, modification, waiver or consent, as the case may be, which has the effect of (x) increasing the duties or obligations of the Agent hereunder or under any other Loan Document, or (y) increasing the standard of care or performance required on the part of the Agent hereunder or under any other Loan Document, or (z) reducing or eliminating the indemnities or immunities to which the Agent is entitled hereunder (including any amendment or modification of this Section), shall be effective unless the same shall be signed by the Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provisions of this Agreement, and any consent to any departure by the Borrowers or the Guarantors from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or the Guarantors to any other or further notice or demand in similar or other circumstances.

                (b) Subject to SECTION 14.1(a), any action or agreement not to act hereunder by the Lenders may be taken by one or more of the Lenders on behalf of all the Lenders upon the affirmative vote of the Majority Lenders.

                (c) Upon notification by Agent of any event requiring the vote of the Lenders, each Lender shall respond to Agent not later than ten
(10) Business Days after such notification. Failure to respond shall be deemed to be consent to the action for which the vote is being taken.

          14.2. REIMBURSEMENT OR PAYMENT OF EXPENSES.

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

                Any provision hereof to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Borrowers agree to reimburse (a) the Agent for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel to the Agent, in connection with the negotiation, preparation, execution, modification and enforcement of this Agreement or any other Loan Document and (b) the Lenders for their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel, in connection with the enforcement of this Agreement or any other Loan Document. The obligations of the Borrowers under this SECTION shall survive the termination of this Agreement and the payment of the Notes.

          14.3. NOTICES.

                All notices and other communications provided for herein shall be in writing (except where telephonic notices are expressly authorized herein) (including telex, facsimile, or cable communication) and shall be deemed to be effective (a) if by hand delivery, telex, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address, telex or telecopier numbers specified below (and each telecopy notice shall be followed by mail delivery); (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

                (a) If to the Borrowers or the Guarantors, to them through VLH, at:

                     201 Regal Row
                     Dallas, Texas 75247
                     Tel:  (214) 819-3144
                     Fax:  (214) 819-3247

                          Attention:  H.R. Brutsche III

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

                     with a copy to:

                     Gardere & Wynne, L.L.P.
                     3000 Thanksgiving Tower
                     1601 Elm Street
                     Dallas, Texas 75201
                     Tel: (214) 999-4683
                     Fax: (214) 999-4667

                          Attention:  Alan J. Perkins, Esq.

                (b)  If to the Agent, to it at:

                     Brown Brothers Harriman & Co.
                     59 Wall Street
                     New York, New York 10005
                     Tel:  (212) 493-8137
                     Fax:  (212) 493-8232

                          Attention:  Pieter J. Engel

                (c)  If to Lenders, to them at the Domestic
                     Lending office of such Lender as
                     provided in EXHIBIT 14.16(a)

or to such other address as shall be designated by such party in a written notice to the other party. Each Borrower and VLEH hereby irrevocably authorizes the Lenders to send all notices to be sent to them to VLH on their behalf. All notices to be delivered by Borrower, Agent or Lender with respect to Defaults or Events of Default may only be given by hand delivery, certified or registered mail or air courier.

          14.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

                THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURTS IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN AND ANY NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BORROWER AND GUARANTOR HEREBY IRREVOCABLY APPOINTS THE PROCESS AGENT AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH BORROWER OR GUARANTOR AND ITS ASSETS SERVICE OF

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

COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER OR GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER AND GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD TO SERVICE, EACH BORROWER AND GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO VLH AT ITS ADDRESS SET FORTH IN SECTION 14.3. EACH BORROWER AND GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER AND GUARANTOR FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR GUARANTOR OR ITS ASSETS IN THE COURTS OF ANY OTHER JURISDICTIONS.
 EACH BORROWER, GUARANTOR AND LENDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

          14.5. SURVIVAL OF PROVISIONS OF THIS AGREEMENT.

                (a) All representations, warranties and covenants contained herein or made in writing by the Borrowers or the Guarantors in connection herewith shall survive the execution and delivery of this Agreement and the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. No investigation at any time made by or on behalf of the Lenders shall diminish the Lenders' right to rely thereon. All statements contained in any certificate or other written instrument delivered by any Borrower, or by any person authorized thereby, under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties hereunder as of the time made by such Borrower.

                (b)  The terms and provisions of SECTIONS 13.6 AND 14.4 AND
14.13 shall survive the termination of this Agreement and the payment of the Notes.

          14.6. COUNTERPARTS.

                This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

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

          14.7. SEPARABILITY.

                Should any clause, sentence, paragraph, Section or ARTICLE of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          14.8. DESCRIPTIVE HEADINGS.

                The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

          14.9. ACCOUNTING TERMS.

                All accounting terms used herein which are not expressly defined in this Agreement, or the respective meanings of which are not otherwise qualified, shall have the respective meanings given to them in accordance with GAAP.

          14.10.     SET-OFF.

                Each of the Borrowers hereby gives and confirms to the Lenders a right of set-off of all moneys, securities and other property of such Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to the Lenders, its correspondents or its agents from or for such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of the Lenders in any way, and also, any balance of any credits of a Borrower with, and any and all claims of security for the payment of the Notes and of all other liabilities and obligations now or hereafter owed by the Borrowers to the Lenders, contracted with or acquired by the Lenders, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and each Borrower hereby authorizes the Lenders at any time or times, WITHOUT PRIOR NOTICE, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as they may select, whether such liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not, PROVIDED, HOWEVER, that no Lender may exercise such rights against moneys or property of VLE, Theatre Projects, Brilliant Stages or VLA except to the extent of the Obligations of such Borrower. Any Lender exercising such rights shall notify the affected Borrower one (1) Business Day after taking such action. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by any of the Borrowers.

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

          14.11.     SALE OR ASSIGNMENT.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except no Borrower may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders.

                (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") a participating interest in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                (c) Any Lender may at any time, with the consent of VLH and the remaining non-assigning Lenders, which consents shall not be unreasonably withheld, assign to one or more lending institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement; provided, however, that the foregoing shall not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Lender to an Affiliate of such Lender or to a Federal Reserve Bank. Upon execution and delivery of such Assignment and Acceptance Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee and the transferor Lender.

          (d) The Agent shall maintain at its principal offices in New York, New York or at such other location as the Agent shall designate in writing to each Lender and Borrower, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the amount of each Lender's PRO RATA Percentage and its Commitment, and the name and address of each Lender's agent for service of process in New York City (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, the Agent and the Lenders may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by any Borrower or any Lender during normal business hours upon reasonable prior notice to the Agent. A Lender may change its address and its agent for service of process upon written notice to the Agent, which notice shall be effective upon actual receipt by the Agent, which receipt will be acknowledged by the Agent upon request. Upon receipt of any Assignment and Acceptance Agreement the Agent shall, if such Assignment and Acceptance Agreement has been completed, fully-executed and is substantially in the form of EXHIBIT 14.11(d) hereto, (i) accept such an Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to Borrowers.

          14.12.    INTEREST.

               All agreements between the Borrowers and the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Notes or otherwise, shall the amount paid, or agreed to be paid, to the Agent or the Lenders for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Lenders shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrowers to the Lenders under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrowers to the Lenders under any Loan Document, as the case may be, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or the Lenders for the use, forbearance, or detention of the indebtedness of the Borrowers to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this SECTION shall control and supersede every other provision of all agreements between the Borrowers and the Lenders. If, at any time and from time to time, (i) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate pursuant to this SECTION and (ii) for any subsequent interest computation period the amount of interest otherwise payable to the Agent or any Lender would be less than the Highest Lawful Rate, then the amount of interest payable to the Agent or such Lender, as the case may be, for such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Agent or the Lender, as the case may be, shall equal the total amount

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

of interest which would have been payable to the Agent or such Bank if the total amount of interest had been computed without giving effect to this SECTION.

          14.13.    INDEMNIFICATION.

               The Borrowers agree to indemnify, defend, and save harmless the Lenders and their officers, directors, partners, employees, agents, and attorneys, and each of them (for purposes of this SECTION, the "INDEMNIFIED PARTIES"), from and against all claims, actions, suits, and other legal proceedings, damages, costs, interest, charges, taxes (other than income taxes of the Lenders), reasonable counsel fees, and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of (i) the making of the Loans hereunder, the execution and delivery of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions contemplated thereby and the exercise of any of the Lenders' rights under this Agreement, the Notes and the other Loan Documents or otherwise, including, without limitation, damages, costs, and expenses incurred by any of the Indemnified Parties in investigating, preparing for, defending against, or providing evidence, producing documents, or taking any other action in respect of any commenced or threatened litigation under any federal securities law or any similar law of any jurisdiction or at common law or (ii) any and all claims or proceedings (whether brought by a private party, governmental authority, or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to (x) the release of any Hazardous Materials (whether or not the release of such Hazardous Materials was caused by a Borrower, a tenant, or subtenant thereof, a prior owner, a tenant, or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the presence, handling, storage, generation, transportation, or disposal of any Hazardous Materials) or (y) the violation of any Environmental Law; PROVIDED, that no Indemnified Party shall be entitled to the benefits of this SECTION to the extent its own gross negligence or willful misconduct contributed to its loss; AND PROVIDED FURTHER THAT IT IS THE INTENTION OF THE BORROWERS TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. This Agreement is intended to protect and indemnify the Indemnified Parties against all risks hereby assumed by the Borrowers. Promptly after receipt by a Lender of notice of any claim or the commencement of any action, such Lender shall, if a claim in respect thereof is to be made against a Borrower or any Guarantor, notify VLH in writing of that claim or the commencement of that action. If any such claim or action shall be brought against a Lender, and it shall notify VLH thereof, the affected Borrower(s) and/or Guarantor(s) shall be entitled to participate therein and, to the extent that any such entity so wishes, to assume the defense thereof with counsel reasonably satisfactory to such Lender. After notice from the Borrower(s) or Guarantor(s) of its or their election to assume the defense of such claim or action, such Borrower(s) or Guarantor(s), as the case may be, shall not be liable to such Lender hereunder for any legal or other expense subsequently incurred by such Lender in connection with the defense thereof other than reasonable cost of investigation. Notwithstanding the foregoing, such Lender may thereafter retain its own counsel to defend such claim or action, and shall be entitled to be reimbursed for the expense thereof subject to the provisions and limitations of this SECTION, if in such Lender's reasonable judgment it is advisable for such Lender to be represented by separate counsel, or if such Borrower(s) or Guarantor(s), as the case may be, shall have consented in writing to such representation. Neither any Borrower nor any Guarantor shall be liable for any settlement of any such claim or action affected without its written consent. The obligations of the Borrowers under this SECTION shall be notwithstanding any other provision of this Agreement to the contrary and shall survive any exercise of the power of sale granted in any Security Document to which the Borrowers are a party, any foreclosure of the Liens created by the Security Documents to which any of the Borrowers is a party, or conveyance in lieu of foreclosure, the repayment of the Notes, the discharge and release of any Person under any Loan Document and any termination of this Agreement.

          14.14.    PAYMENTS SET ASIDE.

               To the extent that the Borrowers make a payment or payments to the Lenders or the Lenders enforce any security interest or exercise their right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any Debtor Laws or equitable cause, then, to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          14.15.    CREDIT AGREEMENT CONTROLS.

               If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

          14.16.    JUDGMENT CURRENCY; DOLLAR EQUIVALENTS.

               (a)  JUDGMENT CURRENCY.

                    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Guaranties from a currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at its offices in New York, New York on the second Business Day preceding that on which final judgment is given.

                    The obligation of any Borrower or Guarantor in respect of a sum due in the Original Currency from it to any Lender or the Agent hereunder or under the Guarantees shall, notwithstanding any judgment in any Other Currency, be discharged only if and to the extent that on the Business Day following receipt by such Lender or the Agent of any sum adjudged to be so due in such Other Currency such Lender or the Agent, as the case may be, may in accordance with normal banking procedures purchase such amount of the Original Currency with such Other Currency at its Applicable Lending Office on the second Business Day preceding that on which the final judgment referred to in this SECTION is given; if the amount of the Original Currency so purchased is less than the amount of the Original Currency which the Lender or the Agent, as the case may be, could have purchased on the second Business Day preceding that on which such final judgment is given, the Borrowers and the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders and the Agent against such difference.

               (b)  DOLLAR EQUIVALENTS.

                    Should any Borrower or Guarantor be unable to pay any Obligation in the currency in which such Obligation is due because of illegality, unavailability or otherwise, such portion shall be paid in the Dollar Equivalent of such currency. Any computations hereunder including multiple currencies (other than requirements for payments to be made on such currencies) shall be made in the Dollar Equivalent of such currency.

          14.17.    FINAL AGREEMENT.

               THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of March 31, 1994.

                         BORROWERS:

                         VARI-LITE, INC. ("VLI")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                President


                         SHOWCO, INC. ("Showco")


                         By:    Michael P. Herman
                                ----------------------------------
                                Michael P. Herman
                                Vice President - Finance

                         VARI-LITE ASIA, INC. ("VLA")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                Chairman of the Board and
                                Representative Director


                         CLASSICFORGE LIMITED (To Be Renamed
                         VARI-LITE EUROPE LIMITED)
                         (registered in England No. 2876045)("VLE")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                Director


                         CODEAL LIMITED (To Be Renamed THEATRE
                         PROJECTS LIGHTING SERVICES LIMITED)
                         (registered in England No. 2876049)
                         ("Theatre Projects")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                Director



                         WATCHON LIMITED (To Be Renamed
                         BRILLIANT STAGES LIMITED)
                         (registered in England No. 2876058)
                         ("Brilliant Stages")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                Director

                         GUARANTORS:

                         VARI-LITE HOLDINGS, INC. ("VLH")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                President


                         PORTQUAY LIMITED (To Be Renamed
                         VARI-LITE EUROPE HOLDINGS LIMITED)
                         (registered in England No. 2874856)("VLEH")


                         By:    /s/ H.R. Brutsche III
                                ----------------------------------
                                H.R. Brutsche III
                                Director

                         AGENT:

               PER PRO   BROWN BROTHERS HARRIMAN & CO.
                         ("BBH")



                         By:    /s/ Pieter J. Engel
                                ----------------------------------
                         Name:  Pieter J. Engel
                         Title: Deputy Manager

                                LENDERS:

Dollar Revolver Commitment      PER PRO BROWN BROTHERS HARRIMAN & CO.
$889,000.00                     ("BBH")

VLI Term Commitment
$3,111,000.00

Sterling Term Commitment
L900,000.00

FX Facility Commitment
$10,000,000.00
                                By:     /s/ Pieter J. Engel
                                        ----------------------------------
                                Name:   Pieter J. Engel
                                Title:  Deputy Manager

Dollar Revolver Commitment         NBD BANK, N.A. ("NBD")
$1,333,000.00

VLI Term Commitment
$4,667,000.00

Sterling Term Commitment
L1,800,000.00

VLA Term Commitment
Y200,000,000.00                    By:  /s/ Jon P. Dady
                                        ----------------------------------
                                Name:   John P. Dady
                                Title:  Vice President

Sterling Revolver Commitment       COUTTS & CO. ("Coutts")
L1,500,000.00

Sterling Term Commitment
L2,500,000.00                   By:     /s/ Kevin Falconer
                                        ----------------------------------
                                Name:   Kevin Falconer
                                Title:  Manager

Dollar Revolver Commitment         COMERICA BANK - TEXAS $889,000.00
                        ("Comerica")

VLI Term Commitment
$3,111,000.00                   By:     /s/ Tom Frayer
                                        ----------------------------------
                                Name:   Tom Frayer
                                Title:  Vice President

Dollar Revolver Commitment         TRUST COMPANY BANK ("Trust Co.")
$889,000.00

VLI Term Commitment
$3,111,000.00

                                By:     /s/ F. McClellan Deaver, III
                                        ----------------------------------
                                Name:   F. McClellan Deaver, III
                                Title:  Vice President


                                By:     /s/ Gregory L. Cannon
                                        ----------------------------------
                                Name:   Gregory L. Cannon
                                Title:  Vice President

                           EXHIBIT "A"
                       CERTAIN DEFINITIONS

          As used herein, the following words and terms shall have the respective meanings indicated opposite each of them:

          "ACTUAL CREDIT EXPOSURE" as of any day means the actual credit exposure on such day, as reasonably determined by Agent, which would be due and owing to a Lender under the FX Obligation, the First Swap Agreement or under the other Interest Rate Contracts contemplated by Section 2.6(b).

          "AFFILIATE" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

          "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Eurocurrency Lending Office for Eurocurrency Rate Loans and such Lender's Domestic Lending Office for all Loans other than Eurocurrency Rate Loans.

          "ASSET" means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

          "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated March 31, 1994 by and among the Sterling Borrowers and the Samuelson Group plc.

          "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means the agreement and instrument contemplated by SECTION 14.11 hereof, pursuant to which a Lender may assign all or any portion of its rights and obligations hereunder, in the form of EXHIBIT 14.11(d) attached hereto.

          "BASE RATE" means, for any period and for a specified Lender, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the rate of interest announced publicly by such Lender at its Domestic Lending Office, as its base or prime rate. Each change in a Lender's Base Rate shall become effective without prior notice to the Borrowers automatically as of the opening of business on the date of such change in such Lender's base or prime rate.

          "BASE RATE LOANS"   means all Loans which bear interest at a rate
determined by reference to the Base Rate.

          "BORROWING" means the aggregate amount of the advances made on the same day by Lenders ratably under their respective Commitment.

          "BORROWING DATE" means the date requested by a Borrower in a Notice of Borrowing as the date on which a Loan is to be made to such Borrower.

          "BRILLIANT STAGES GUARANTY" means the Guaranty of even date herewith made by Brilliant Stages in favor of certain Lenders.

          "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or a Governmental Requirement to close (i) in the case of Loans made by the Dollar Revolver Lenders or the VLI Term Lenders, in New York, New York, Dallas, Texas, Detroit, Michigan or Atlanta, Georgia and (ii) in the case of Loans made by the Sterling Revolver Lender or the Sterling Term Lenders, in London, England and (iii) in the case of Loans made by the VLA Term Lender, in Tokyo, Japan.

          "BUY-SELL AGREEMENT" means (a) the Buy-Sell Agreement dated September 30, 1988, as same may be amended from time to time, by and among VLH and the shareholders of VLH named therein, including the Engineers, and
(b) such other repurchase agreements (written or otherwise) between VLH and other shareholders of the Class B Common Stock of VLH, each such agreement pursuant to which VLH is obligated, under the circumstances set forth therein, to repurchase the shares of the Class B Common Stock of VLH owned by such shareholders.

          "CAPITAL EXPENDITURES" means, for any period the aggregate of all expenditures (whether paid in cash or accrued as liabilities, but without duplication) during that period and including the capitalized portion of Capital Lease Payments (except to the extent entering into the underlying capitalized lease would be accounted for as a Capital Expenditure) made during such period that, in conformity with GAAP, are required to be included in or reflected on the property, plant or equipment or similar fixed asset accounts of the combined and consolidated balance sheet of the Vari-Lite Corporate Group (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any member of the Vari-Lite Corporate Group to the extent of the gross amount of such purchase price less the book value of the equipment being traded-in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

          "CAPITAL LEASE PAYMENTS" means all payments arising under a lease of property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such person.

          "CASH EQUIVALENTS" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the government in which the applicable Borrower is organized or issued by an agency thereof and backed by the full faith and credit of such government, in each case maturing within ninety (90) days after the date of acquisition thereof; (b) commercial paper maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having the highest rating from the nationally recognized rating service(s) in the country of the applicable issuer and otherwise reasonably acceptable to the Agent; and (c) certificates of deposit or other time deposits maturing within ninety (90) days after the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America, England or Japan having a rating of at least (x) B from Thompson Bankwatch, (y) Aa3 from Moody's Investors Service, Inc., or (z) AA- from Standard & Poor's Corporation; and (d) the 59 Wall Street Money Market Mutual Fund.

          "CHRYSLER"  means Chrysler Capital Corporation.

          "CHRYSLER WARRANT" means the warrant to purchase 30,444 shares (subject to adjustment) of VLH's Class B Common Stock held by Chrysler and evidenced by the Warrant Certificate.

          "CLOSING DATE"   means March 31, 1994.

          "CODE" means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

          "COLLATERAL" means the Assets of the Borrowers, Guarantors and any other Person covered by the terms of the respective Security Documents, together with the proceeds therefrom and products and accessions thereto.

          "COLLATERAL AGENTS" means the Lenders appointed as such under the applicable Security Documents and the Intercreditor Agreement.

          "COMMITMENT" means, for a specified Lender, the aggregate commitments of such Lender pursuant to the Dollar Revolver Commitment, the VLI Term Commitment, the Dollar Equivalents of the Sterling Revolver Commitment, the Sterling Term Commitment and the VLA Term Commitment, and the Actual Credit Exposure of a Lender under the FX Facility Commitment, the First Swap Agreement and any other Interest Rate Contract contemplated by
SECTION 2.6(b) hereof.

          "CONSEQUENTIAL LOSS" means any loss or expense incurred by a Lender in redepositing the principal amount of a Eurocurrency Rate Loan on any day other than the last day of the applicable Eurocurrency Interest Period, including the sum of (a) the interest which, but for such payment, such Lender would have earned, in respect of such Eurocurrency Rate Loan so paid, for the remainder of the Eurocurrency Interest Period applicable to such Eurocurrency Rate Loan, reduced, if such Lender is able to redeposit such principal amount as paid for the balance of such Eurocurrency Interest Period, by the interest earned by such Lender as a result of so redepositing such principal amount, plus (b) any expense or penalty incurred by such Lender on redepositing such principal amount.

          "CONTESTED CLAIMS" means any claim or liability (i) the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) for which adequate reserves, as required by GAAP, have been established, or for which adequate insurance therefor exists, (iii) with respect to which any right to execute upon or sell any assets of the Borrowers has not matured or has been and continues to be effectively enjoined, superseded or stayed, and (iv) as to which the Lenders have received adequate notice.

          "DEBT" means (a) any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) which would, in accordance with GAAP, be shown on a balance sheet as a liability, (b) any guaranty and (c) any other contingent liability (direct or indirect) in connection with the obligations, stock or dividends of any Person, and any obligation under any contract, which, in economic effect, is the substantial equivalent of a guaranty.

          "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, administration, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally.

          "DEFAULT" means any of the events specified in SECTION 12.1, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "DEFAULT RATE"  means a rate which shall be equal to the lesser of
(x) two percent (2.0%), PLUS the interest rate then in effect for such Loan or (y) the Highest Lawful Rate.

          "DOLLARS" and "$" means lawful currency of the United States of America.

          "DOLLAR EQUIVALENT"   means the equivalent in Dollars of Yen or
Pounds Sterling as determined by the Agent, using the quoted spot rate reported in THE WALL STREET JOURNAL for such currency two Business Days prior to the date on which such equivalent is to be determined.

          "DOLLAR REVOLVER" means the revolving credit facilities available to VLI and Showco pursuant to the Dollar Revolver Commitment.

          "DOLLAR REVOLVER COMMITMENT"   has the meaning specified in SECTION
2.1(a).

          "DOLLAR REVOLVER LENDERS" means BBH, Comerica, NBD and Trust Co. and their respective successors and assigns.

          "DOLLAR REVOLVER LOANS" shall mean the Revolver Loans of the Dollar Revolver Lenders pursuant to SECTION 2.1(a) hereof.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on EXHIBIT 14.16(a) hereto or such other office of such Lender as such Lender may from time to time specify to Borrower and the Agent.

          "EBIT"  means EBITDA LESS depreciation and amortization expense.

          "EBITDA" means, for any period, on a combined and consolidated basis for the Vari-Lite Corporate Group, the sum of the amounts for such period, of (i) Net Income, PLUS (ii) depreciation and amortization expense, PLUS (iii) Interest Expense, PLUS (iv) federal, state, local and foreign income taxes deducted in computing Net Income in accordance with GAAP, PLUS
(v) tax distributions properly accrued which have been deducted in calculating Net Income plus extraordinary losses, as determined in accordance with GAAP, MINUS (vii) extraordinary gains, as determined in accordance with GAAP.

          "ENGINEERS" means the following four engineer employees of VLI which are shareholders of VLH and are parties to the Buy-Sell Agreement:
James M. Bornhorst, John H. Covington, Brooks W. Taylor and Thomas E. Walsh.

          "ENVIRONMENTAL LAW" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 ET SEQ.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901 ET SEQ.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("RCRA");
(c) the Clean Air Act, 42 U.S.C.A. Section 7401 ET SEQ., as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; (d) the Federal Water Pollution Control Act (as amended by the Clean Water Act of 1977), 33 U.S.C.A. Section 1251 ET SEQ., as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 ET SEQ., as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; or (f) any other comparable federal, state or local law, statute, ordinance, rule, or regulation enacted in the United States, United Kingdom or Japan in connection with or relating to the protection or regulation of the environment or human health or safety and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "ENVIRONMENTAL LAWS" shall mean each of the foregoing.

          "EQUIPMENT" means, with respect to a Borrower or any Subsidiary, all of such Person's now owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and all tangible personal property similar to any of the foregoing (other than Inventory), together with tools, machine parts, and motor vehicles of every kind and description, and shall include, in any event, all "equipment" (within the meaning of such term in the Uniform Commercial Code in effect in any applicable jurisdiction), and all improvements, accessions, and appurtenances thereto, and any proceeds (including, without limitation, insurance proceeds) and condemnation awards, and all other items included on the audited financial statements of the Vari-Lite Corporate Group under the heading "Equipment and other property."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which any Borrower is a member and which is under common control within the meaning of
Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

          "EUROCURRENCY INTEREST PERIOD" shall mean the period of time for which the Eurodollar Rate, LIBOR or TIBOR shall be in effect as to any Eurocurrency Rate Loan, commencing with the date of the Borrowing or the expiration date of the immediately preceding Eurocurrency Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in SECTION 4.4 as a Borrower may specify in a Notice of Continuation/Conversion, subject, however, to the early termination provisions provided herein; PROVIDED, HOWEVER, that (i) any Eurocurrency Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurocurrency Interest Period shall end on the next preceding Business Day,
(ii) each Eurocurrency Interest Period shall be one, two, three or six calendar months in length, or be of such other length as the Borrower and Agent may mutually agree; (iii) a Eurocurrency Interest Period may not be selected for any Loan if such period would terminate later than the Maturity Date; and (iv) a Eurocurrency Interest Period may not be selected for any Loan if such period would terminate beyond a date on which a scheduled payment of principal on such Loan is required.

          "EUROCURRENCY LENDING OFFICE" means the office specified as a Lender's "Eurocurrency Lending Office" opposite its name on EXHIBIT 14.16(a) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers.

          "EUROCURRENCY LIABILITIES" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EUROCURRENCY RATE"  means the Eurodollar Rate, LIBOR or TIBOR.

          "EUROCURRENCY RATE LOAN"  means a Loan made at the Eurocurrency
Rate.

          "EUROCURRENCY RESERVE PERCENTAGE" of a Lender for any Eurocurrency Interest Period for any Loan bearing interest at the Eurodollar Rate, LIBOR or TIBOR shall mean the reserve percentage applicable during such Eurocurrency Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Eurocurrency Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the applicable Governmental Authority.

          "EURODOLLAR RATE" shall mean with respect to the applicable Eurocurrency Interest Period in effect for each Loan bearing interest at the Eurodollar Rate, the quotient obtained by dividing (a) the annual rate of interest determined by the Agent, at or before 10:00 a.m. (New York time) (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Eurocurrency Interest Period, to be the annual rate of interest at which deposits of Dollars are offered to the Agent by prime banks in the London interbank market as may be selected by the Agent in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Eurocurrency Interest Period in immediately available funds and having a maturity equal to such Eurocurrency Interest Period in an amount equal (or as nearly equal as may be) to the unpaid principal amount of such Loan by (b) a percentage equal to 100% minus the Eurocurrency Reserve Percentage for such Eurocurrency Interest Period. Each determination of the Eurodollar Rate made by the Agent in accordance with this paragraph shall be conclusive except in the case of manifest error.

          "EVENT OF DEFAULT" means any of the events specified in SECTION 12.1, PROVIDED THAT there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "FEDERAL FUNDS RATE" means, on any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the rated average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by each Lender from three (3) Federal funds brokers of recognized standing selected by it.


          "FEE"   means the fees specified in SECTION 5.4.

          "FIRST SWAP AGREEMENT"  means the swap agreement specified in
SECTION 2.6(b).

          "FIXED CHARGES" means, for any period, on a combined and consolidated basis for the Vari-Lite Corporate Group, the amounts for such period of (i) Interest Expense, PLUS (ii) Required Principal Payments, PLUS
(iii) the principal component of Capital Lease Payments, PLUS (iv) all cash payments made under the Subordinated Warrant Note, PLUS (v) all cash payments under the Stock Repurchase Notes.

          "FOREIGN CURRENCY LOAN"  means a Loan in Pounds Sterling or Yen.

          "FX FACILITY COMMITMENT"  has the meaning specified in SECTION 2.6.

          "FX LENDER"  means BBH and its successors and assigns.

          "FX OBLIGATION"  has the meaning specified in SECTION 2.6.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountant's Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

          "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the U.S. Environmental Protection Agency), whether of the United States of America or any other country, or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

          "GOVERNMENTAL REQUIREMENT" means any order, permit, law, statute, (including, without limitation, any Environmental Law), code ordinance, rule, regulation, certificate, or other direction or requirement of any Governmental Authority.

          "GUARANTIES"   means, collectively, the VLH Guaranty, the VLEH
Guaranty, the VLI Guaranty, the Showco Guaranty, the VLE Guaranty, the Brilliant Stages Guaranty, the Theatre Projects Guaranty and the VLA Guaranty.

          "GUARANTORS" means VLH, VLI, Showco, VLA, VLEH, VLE, Theatre Products and Brilliant Stages.

          "HAZARDOUS MATERIALS" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) any flammables, explosives or radioactive materials; (d) petroleum, natural gas, drilling fluids, produced waters and other wastes associated with the exploration, development, and production of crude oil or natural gas; and (e) any other substance which, pursuant to any Environmental Law, requires special handling in its collection, use, storage, treatment or disposal.

          "HIGHEST LAWFUL RATE" means, with respect to the Lenders, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to the Lenders pursuant to this Agreement or any other Loan Document, under laws applicable to the Lenders which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "INDEMNIFIED PARTIES"   has the meaning set forth in SECTION 14.14.

          "INTELLECTUAL PROPERTY" means, with respect to any member of the Vari-Lite Corporate Group, all of such Person's right, title, and interest in and to any of such Person's patents, patent applications, trademarks, trademark applications, trade names, franchise agreements, license agreements, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, formulae, recipes, trade secrets, other source and business identifiers, copyrights, and the like, whether now owned or hereafter acquired.

          "INTERCOMPANY DEBTOR" means any member of the Vari-Lite Corporate Group that is an obligor with respect to an Intercompany Obligation, whether as primary obligor, guarantor, surety or otherwise.

          "INTERCOMPANY HOLDER" means any member of the Vari-Lite Corporate Group that holds an Intercompany Obligation.

          "INTERCOMPANY OBLIGATIONS" means all debts, liabilities, claims and obligations of any type and no matter howsoever created or arising, now or at any time hereafter owing by any member of the Vari-Lite Corporate Group to any other member of the Vari-Lite Corporate Group, including, without limitation, all Permitted Intercompany Debt and Permitted Intercompany Secured Debt.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement of even date herewith by and among the Lenders.

          "INTEREST EXPENSE" means, for any period, the sum (determined without duplication) of the aggregate amount of interest paid or accrued during such period on Debt of the Vari-Lite Corporate Group, including the interest portion of any Capital Lease Payments and any expensed portion of capitalized interest.

          "INTEREST PAYMENT DATE" means (a) as to any Base Rate Loan, the last Business Day of each calendar month, beginning with April 30, 1994; (b) as to any Eurocurrency Rate Loan in which the Eurocurrency Interest Period with respect thereto is not greater than three (3) months, the date on which such Eurocurrency Interest Period ends; and (c) as to any Eurocurrency Rate Loan in which the Eurocurrency Interest Period with respect thereto is greater than three (3) months, the date on which every third month of such Eurocurrency Interest Period ends, and the date on which each such Eurocurrency Interest Period ends.

          "INTEREST RATE CONTRACT" means an interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or other interest rate hedge arrangement, to or under which any Borrower is or becomes a party, having terms and conditions, and having counterparties, reasonably satisfactory to the Agent.

          "INVENTORY" means, with respect to a Borrower or any subsidiary, all of such Person's now owned or hereafter acquired or created inventory in all of its forms and of every nature, wherever located, whether acquired by purchase, merger, or otherwise, and all raw materials, work in process therefor and finished goods thereof, and all supplies, materials, and products of every nature and description used, usable, or consumed in connection with the manufacture, packing, shipping, advertising, selling, leasing, furnishing, or production of such goods, and shall include, in any event, all "inventory" (within the meaning of such term in the Uniform Commercial Code in effect in any applicable jurisdiction), whether in mass or joint, or other interest or right of any kind in goods which are returned to, repossessed by, or stopped in transit by such Person, and all accessions to any of the foregoing and all products of any of the foregoing.

          "INVESTMENT" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan advance made by it to any other Person; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person; and the amount of any Investment shall be the original principal or capital amount thereof (PLUS any subsequent principal or capital amount) MINUS all cash returns of principal or capital thereof.

          "LIABILITIES" means Debts, together with trade payables and other obligations payable less than one year from the date of the creation thereof which would, in accordance with GAAP, be shown on a balance sheet as a liability.

          "LIBOR" means with respect to the applicable Eurocurrency Interest Period in effect for each Loan bearing interest at LIBOR, the quotient obtained by dividing (a) the annual rate of interest determined by Coutts, at or before 10:00 a.m. (London time) (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Eurocurrency Interest Period, to be the annual rate of interest at which deposits of Pounds Sterling are offered to Coutts by prime banks in the London interbank market as may be selected by Coutts in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Eurocurrency Interest Period in immediately available funds and having a maturity equal to such Eurocurrency Interest Period in an amount equal (or as nearly equal as may be) to the unpaid principal amount of such Loan by (b) a percentage equal to 100% minus the Eurocurrency Reserve Percentage for such Eurocurrency Interest Period. Each determination of the Eurodollar Rate made by Coutts in accordance with this paragraph shall be conclusive except in the case of manifest error.

          "LIEN" means any claim, mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LOANS"   means any or all of the Revolver Loans and Term Loans.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Agreements, the Security Documents, the Guaranties, the Interest Rate Contracts, the First Swap Agreement and all instruments, certificates and agreements now or hereafter executed or delivered to the Lenders pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.


          "MAJORITY LENDERS" means, at any time, Lenders holding more than fifty percent (50%) of (a) the Dollar Equivalent of the then aggregate unpaid principal amount of the outstanding Loans held by the Lenders, PLUS (b) the aggregate Actual Credit Exposure of the Lenders under the FX Obligations, the First Swap Agreement and the other Interest Rate Contracts contemplated under SECTION 2.6(b), PLUS
(c) prior to the occurrence of an Event of Default, the Dollar Equivalent unfunded portion of the Revolver Commitments of the Revolver Lenders.

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation T, Regulation U or Regulation G.

          "MASTER DISTRIBUTORSHIP AGREEMENTS" means the distributorship agreements described in EXHIBIT 11.12, as same may be amended, varied or restated from time to time.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the financial condition, business, properties, assets, prospects or operations of the Vari-Lite Corporate Group on a consolidated basis, taken as a whole, or (b) the ability of the Vari-Lite Corporate Group, on a consolidated basis, to perform their collective obligations under this Agreement or any other Loan Document to which they are a party on a timely basis.

          "MATURITY DATE"   means March 31, 1999, or such earlier date as the
Obligations shall become due through acceleration.

          "MULTIEMPLOYER PLAN"  means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which any Borrower or any ERISA Affiliate is making or accruing, or has made or accrued an obligation to make, contributions.

          "MULTIPLE EMPLOYER PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which any Borrower or any ERISA Affiliate and an employer other than an ERISA Affiliate or any Borrower contribute.

          "NBD-TOKYO"  means NBD Bank, N.A., Tokyo Branch.

          "NET INCOME" means net income as defined by GAAP, after payment of taxes but before payment of any dividends.

          "NOTES" means the Revolver Notes and the Term Notes, executed and delivered under this Agreement, and any note given in substitution therefor, or in modification, renewal, extension or restatement thereof, in whole or in part, as any of the same may be endorsed, amended, modified or supplemented.

          "NOTICE OF CONTINUATION/CONVERSION"  has the meaning specified in
SECTION 4.4(a).

          "NOTICE OF REVOLVER BORROWING"  has the meaning specified in
SECTION 3.1.

          "OBLIGATIONS" means all obligations of the Borrowers and the Guarantors, or any one or more of them, to the Agent and Lenders, or any one or more of them, under any Loan Document, including, without limitation, the Actual Credit Exposure of a Lender under the FX Facility, the First Swap Agreement and any other Interest Rate Contract contemplated by SECTION 2.6(b).

          "OFFICER'S CERTIFICATE" means a certificate signed in the name of one of the Borrowers by either its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries.

          "P&T COLLATERAL ASSIGNMENTS" means, collectively, the VLI P&T Collateral Assignment and the Showco P&T Collateral Assignment.

          "PBGC"  means the Pension Benefit Guaranty Corporation.

          "PBGC PLAN"  means any Plan subject to Title IV of ERISA.

          "PENALTY NOTE" means that certain promissory note in the original principal amount of $546,669.40, dated the Closing Date, made by VLH and payable to the order of Chrysler which promissory note represents the deferred portion of the prepayment premium owing to Chrysler by VLH as a result of the prepayment of its credit facility.

          "PERMITTED INTERCOMPANY DEBT" means intercompany Debt among Borrowers and Guarantors which is fully and unconditionally subordinated to the Obligations pursuant to SECTION 9.16 hereof.

          "PERMITTED INTERCOMPANY SECURED DEBT" means Permitted Intercompany Debt among Borrowers and Guarantors which is secured by a Lien, subordinate and inferior to the Liens of the Lenders, over the Assets of such Borrower or Guarantor.

          "PERMITTED LIENS"  means:

          (a) Liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Assets of a Borrower or any Subsidiary by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

          (b) non-consensual Liens imposed by operation of law including, without limitation, landlord Liens for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages, or accounts payable not yet delinquent and arising in the ordinary course of business; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Assets of a Borrower or any Subsidiary by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

          (c) easements, rights-of-way, restrictions, and other similar Liens or imperfections to title which do not materially interfere with the occupation, use, and enjoyment by a Borrower and its Subsidiaries of the Assets encumbered thereby or materially impair the value of such Assets subject thereto and none of which are violated by existing or proposed improvements or land use of such Assets;

          (d)  deposits for workers' compensation and unemployment insurance;
and

          (e) Liens arising out of or in connection with any litigation or other legal proceeding which is being contested in good faith by appropriate proceedings; PROVIDED, HOWEVER, that any right to seizure, levy, attachment, sequestration, foreclosure, or garnishment with respect to Assets of a Borrower or any Subsidiary by reason of such Lien has not matured or has been, and continues to be, effectively enjoined or stayed; and PROVIDED FURTHER that the aggregate amount of all claims secured by such Liens shall not exceed $500,000 at any time outstanding.

          "PERSON" means an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

          "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA in which any personnel of any Borrower or an ERISA Affiliate participate, excluding any Multiemployer Plan, but including any such plan established or maintained by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate contributes, under the laws of any foreign country.

          "PLEDGE AGREEMENTS" means, collectively, the VLH Pledge Agreement and the VLEH Pledge Agreement.

          "POUNDS STERLING" and "L" means the lawful currency of the United Kingdom.

          "PRO RATA PERCENTAGE"  means:

          (i) with respect to any Dollar Revolver Lender making a Revolver Loan to VLI or Showco pursuant to the Dollar Revolver Commitment, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment to make Dollar Revolver Loans in the amount specified on the signature pages opposite its name, and the denominator of which shall be the Dollar Revolver Commitment;

          (ii) with respect to any Lender making a Term Loan to VLI pursuant to the VLI Term Commitment, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment to make a Term Loan to VLI in the amount specified on the signature pages opposite its name, and the denominator of which shall be the VLI Term Commitment;

         (iii) with respect to any Lender making a Term Loan to the Sterling Borrowers pursuant to the Sterling Term Commitment, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment to make a Term Loan to the Sterling Borrowers in the amount specified on the signature pages opposite its name, and the denominator of which shall be the Sterling Term Loan Commitment; and

          (iv) with respect to obligations among the Lenders, a fraction (expressed as a percentage), the numerator of which shall be the amount of a Lender's Commitment, and the denominator of which shall be the aggregate amount of all Lenders' Commitments.

All calculations of PRO RATA Percentages shall be made on the basis of Dollar Equivalent values.

          "PROCESS AGENT" means CT Corporation System, whose address is 1633 Broadway, New York, New York 10009.

          "QUARTERLY PAYMENT DATE" means the last Business Day of each March, June, September and December excluding March 31, 1994.

          "REGULATION D," "REGULATION G," "REGULATION T," "REGULATION U" AND "REGULATION X" means Regulation D, G, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, G, T, U, or X and having substantially the same function.

          "REPORTABLE EVENT" means any event described in Section 4043 (excluding subsections (b)(7) and (b)(9) of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the thirty-day notice to the PBGC under such regulations).

          "REQUIRED PRINCIPAL PAYMENTS" means payments of principal on the Term Loans (other than voluntary prepayments on the Term Loans pursuant to SECTION 6.2).

          "REVOLVER BORROWER" means a Borrower which is a beneficiary of a Dollar Revolver Commitment or a Sterling Revolver Commitment.

          "REVOLVER COMMITMENT" means, collectively, the Dollar Revolver Commitment and the Sterling Revolver Commitment; and, individually, either such commitment.

          "REVOLVER LENDER" means a Lender making Loans pursuant to the Dollar Revolver Commitment or the Sterling Revolver Commitment.

          "REVOLVER LOANS" means Loans made pursuant to the Dollar Revolver Commitment or the Sterling Revolver Commitment.

          "REVOLVER NOTES" means, collectively, the Notes made to the Lenders pursuant to the Dollar Revolver or the Sterling Revolver.

          "SECURITIES ACT" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "SECURITY AGREEMENTS" means, collectively, the VLH Security Agreement, the VLI Security Agreement, the Showco Security Agreement, the VLEH Security Documents, the VLA Agreement on Bank Transactions, the VLA Security Agreement, the VLE Security Documents, the P&T Collateral Assignments and the Pledge Agreements, as any of the foregoing may be amended or supplemented from time to time.

          "SECURITY DOCUMENTS" means, collectively, the Security Agreements, the Guaranties and any other security agreement, pledge agreement, hypothecation agreement, fixed charge agreement, floating charge agreement, deed of trust, mortgage, financing statement or any other agreement, in form and substance reasonably satisfactory to the Lenders, executed and delivered by a Borrower or Guarantor, or any other Person in connection with or pursuant to this Agreement for the purpose of creating a Lien on any of such Person's Assets, as the same may be amended, modified, or supplemented from time to time.

          "SHARE REPURCHASE NOTE" means a promissory note of VLH made and issued for the repurchase of its Class B Common Stock pursuant to the Buy-Sell Agreements.

          "SHOWCO GUARANTY" means the Guaranty of even date herewith made by Showco in favor of the Lenders.

          "SHOWCO P&T COLLATERAL ASSIGNMENT" means a collateral assignment of patents, trademarks and related intellectual property, in form and substance reasonably satisfactory to Agent, pursuant to which Showco assigns to Lenders a first priority security interest in its patents, trademarks and related intellectual property.

          "SHOWCO REVOLVER LOAN"  has the meaning specified in SECTION 2.1(a).

          "SHOWCO SECURITY AGREEMENT" means a security agreement in form and substance reasonably satisfactory to Agent, pursuant to which Showco grants to Lenders a first priority security interest in and to the assets of Showco, to secure the Obligations.

          "STERLING BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the rate of interest announced publicly by Coutts in London, England, from time to time, as its base, prime or reference rate.

          "STERLING BORROWERS"  means VLE, Theatre Projects and Brilliant
Stages.

          "STERLING REVOLVER" means the Sterling overdraft facility available to the Sterling Borrowers pursuant to the Sterling Revolver Commitment.

          "STERLING REVOLVER COMMITMENT"  has the meaning specified in
SECTION 2.3(a).

          "STERLING REVOLVER LENDER" means Coutts, and its successors and assigns.

          "STERLING TERM COMMITMENT"  has the meaning specified in SECTION
2.4.

          "STERLING TERM LENDERS" means BBH, Coutts, NBD, and their respective successors and assigns.

          "STERLING TERM LOAN" means the Loan made pursuant to the Sterling Term Commitment.

          "SUB-DISTRIBUTORSHIP AGREEMENTS" means those distributorship agreements between the distributors under the Master Distributorship Agreements and their customers, as amended from time to time.

          "SUBORDINATED WARRANT NOTE" shall have the meaning specified in the Warrant Certificate.

          "SUBSIDIARY" means any corporation of which any Borrower or any Guarantor, either directly or indirectly, owns at the time more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (whether or not at the time stock of any other class or classes of such corporation shall have, or might have, voting power by reason of the happening of any contingency), and shall include any such corporation which shall become a Subsidiary after the date hereof.

          "TANGIBLE NET WORTH" means, as of any date, the total shareholders' equity at stated value, additional paid-in capital and retained earnings (less any treasury stock), which would appear on a consolidated balance sheet of the Vari-Lite Corporate Group as of such date in accordance with GAAP; provided, however, that the following values shall be excluded from any calculation of Tangible Net Worth: (i) deferred charges, (ii) excess cost over book of any business acquired, including the Vari-Lite U.K. Assets, (iii) goodwill, (iv) patents, (v) trademarks and (vi) copyrights.

          "TERM LOAN COMMITMENT" means, collectively, the VLI Term Commitment, Sterling Term Commitment and the VLA Term Commitment.

          "TERM LOAN LENDER" means a Lender making a Term Loan pursuant to the Term Loan Commitment.

          "TERM LOANS"  means Loans made pursuant to the Term Loan Commitment.

          "TERM NOTES" means, collectively, the Notes made to the Lenders pursuant to the VLI Term Loan, the Sterling Term Loan and the VLA Term Loan.

          "TERMINATION EVENT" means (a) a Reportable Event, or (b) the withdrawal of Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a PBGC Plan or a Multiple Employer Plan or the treatment of a plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate a PBGC Plan or a Multiple Employer Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan or a Multiple Employer Plan, or (f) the occurrence of an event described in Section 4068(f) of ERISA with respect to a PBGC Plan, or (g) any occurrence similar to any of those referred to in clauses (a) to (f) above under the applicable laws of a foreign country.

          "THEATRE PROJECTS GUARANTY" means the Guaranty of even date herewith made by Theatre Projects in favor of certain Lenders.

          "TIBOR" means with respect to the applicable Eurocurrency Interest Period in effect for each Loan bearing interest at TIBOR, the quotient obtained by dividing (a) the annual rate of interest determined by NBD, at or before 10:00 a.m. (Tokyo time) (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Eurocurrency Interest Period, to be the annual rate of interest at which deposits of Yen are offered to NBD by prime banks in the Tokyo interbank market as may be selected by NBD in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Eurocurrency Interest Period in immediately available funds and having a maturity equal to such Eurocurrency Interest Period in an amount equal (or as nearly equal as may be) to the unpaid principal amount of such Loan by (b) a percentage equal to 100% minus the Eurocurrency Reserve Percentage for such Eurocurrency Interest Period. Each determination of the TIBOR Rate made by NBD in accordance with this paragraph shall be conclusive except in the case of manifest error.

          "U.S. COMPANIES"  means VLH, VLI and Showco, taken as a whole.

          "VARI-LITE CORPORATE GROUP" means the Borrowers, the Guarantors and any Subsidiaries of the Borrowers and the Guarantors which are included in the consolidated financial statements of VLH.

          "VARI-LITE U.K. ASSETS"   means the assets acquired by the Sterling
Borrowers from the Samuelson Group plc pursuant to the Asset Purchase
Agreement.

          "VLA AGREEMENT ON BANK TRANSACTIONS" means an agreement concerning VLA's bank account with NBD-Tokyo in form and substance reasonably satisfactory to NBD-Tokyo.

          "VLA GUARANTY" means the Guaranty of even date herewith made by VLA in favor of certain Lenders.

          "VLA SECURITY AGREEMENT" means one or more security agreements in form and substance reasonably satisfactory to Agent and NBD-Tokyo, pursuant to which VLA grants to Lenders a first priority security interest in and to the assets of VLA, to secure the Obligations.

          "VLA TERM COMMITMENT"  has the meaning specified in SECTION 2.5(a).

          "VLA TERM LENDER"  means NBD-Tokyo, and its successors and assigns.

          "VLA TERM LOAN"  means the Loan made pursuant to the VLA Term
Commitment.

          "VLE GUARANTY" means the Guaranty of even date herewith made by VLE in favor of certain Lenders.

          "VLE SECURITY DOCUMENTS" means one or more agreements in form and substance reasonably satisfactory to Agent and Coutts, pursuant to which VLE grants to Lenders a first priority security interest in and to the assets of VLE, to secure the Obligations.

          "VLEH GUARANTY" means the Guaranty of even date herewith made by VLEH in favor of certain Lenders.

          "VLEH PLEDGE AGREEMENT" means a stock pledge agreement in form and substance reasonably satisfactory to Agent, pursuant to which VLEH grants to Lenders a first priority security interest in and pledges to Lenders one hundred percent (100%) of the capital stock of VLE, one hundred percent (100%) of the capital stock of Theatre Projects and one hundred percent (100%) of the capital stock of Brilliant Stages, to secure the obligations of VLEH under the VLEH Guaranty.

          "VLEH SECURITY DOCUMENTS" means one or more agreements in form and substance reasonably satisfactory to Agent, pursuant to which VLEH grants to Lenders a first priority security interest in and to the assets of VLEH, to secure the Obligations.

          "VLH GUARANTY" means the Guaranty of even date herewith made by VLH in favor of the Lenders.

          "VLH PLEDGE AGREEMENT" means one or more stock pledge agreements in form and substance reasonably satisfactory to Agent, pursuant to which VLH grants to Lenders a first priority security interest in and pledges to Lenders one hundred percent (100%) of the capital stock of VLA, one hundred percent (100%) of the capital stock of VLEH, to secure the obligations of VLH under the VLH Guaranty.

          "VLH SECURITY AGREEMENT" means a security agreement in form and substance reasonably satisfactory to Agent, pursuant to which VLH grants to Lenders a first priority security interest in and to the assets of VLH, other than the stock of Showco and VLI, to secure its obligations under the VLH Guaranty.

          "VLI GUARANTY" means the Guaranty of even date herewith made by VLI in favor of the Lenders.

          "VLI P&T COLLATERAL ASSIGNMENT" means a collateral assignment of patents, trademarks and related intellectual property, in form and substance reasonably satisfactory to Agent, pursuant to which VLI assigns to Lenders a first priority security interest in its patents, trademarks and related intellectual property.

          "VLI SECURITY AGREEMENT" means a security agreement in form and substance reasonably satisfactory to Agent, pursuant to which VLI grants to Lenders a first priority security interest in and to the assets of VLI, to secure the Obligations.

          "VLI REVOLVER LOAN"  has the meaning specified in SECTION 2.1(a).

          "VLI TERM COMMITMENT"  has the meaning specified in SECTION 2.2(a).

          "VLI TERM LENDERS" means BBH, Comerica, NBD and Trust Co., and their respective successors and assigns.


          "VLI TERM LOAN"  means the Loan made pursuant to the VLI Term
Commitment.

          "VOTING TRUST" means that certain Voting Trust and Shareholders' Agreement dated as of March 31, 1994 by and between VLH, Messrs. Brutsch , Clark and Maxson, and their respective spouses and Clark Partnership, Ltd.

          "WARRANT CERTIFICATE" means Warrant Certificate No. 1 dated October 14, 1988, issued by VLH to Chrysler pursuant to the terms of the Warrant Purchase Agreement of even date therewith by and between VLH and Chrysler.

          "WARRANT PAYMENT" means the payment by VLH of the purchase price of the Chrysler Warrant pursuant to VLH's obligation to repurchase such Warrant contained in Section 14 of the Warrant Certificate, which payment may only be made in the form of the Subordinated Warrant Note.

          "YEN"  and "Y" means the lawful currency of Japan.

          "YEN LENDER"  means NBD and its respective successors and assigns.

                         EXHIBIT 14.16(a)

                    APPLICABLE LENDING OFFICES




BROWN BROTHERS HARRIMAN & CO.


     DOMESTIC AND EUROCURRENCY
     LENDING OFFICE:               59 Wall Street
                                   New York, New York  10005
                                   Attention:  Pieter J. Engel
                                   Tel:  (212) 483-1818
                                   Fax:  (212) 493-7903

NBD BANK, N.A.

     DOMESTIC LENDING OFFICE:      611 Woodward Avenue
                                   Detroit, Michigan  48226
                                   Attention:  Jon P. Dady
                                   Tel:  (313) 225-2390
                                   Fax:  (313) 225-1586

     EUROCURRENCY LENDING OFFICE:  28 Finsbury Circus
                                   London EC2M 7AU
                                   Attention:  Leslie Singleton
                                   Tel:  (071) 920-0921
                                   Fax:  (071) 638-0093

     TOKYO LENDING OFFICE:         Tokyo Branch
                                   Togin Building, 5th Floor
                                   4-2, Marunouchi 1-chome
                                   Chiyoda-ku, Tokyo  100  Japan
                                   Attention:  Andrew W. Strait
                                   Tel:  81-3-3214-7301
                                   Fax:  81-3-3214-2529

COUTTS & CO.

     EUROCURRENCY LENDING OFFICE:  Media Banking
                                   440 Strand
                                   London WC2R 0QS
                                   Attention:  K. Falconer
                                   Tel:  (071) 753-1000
                                   Fax:  (071) 753-1059